EXHIBIT 10.22

		Page
7.06.	Rest Periods — Performance and Lounge Shift	21
7.07.	Employees Working in Legitimate Theaters	21
7.08.	Packing Out	21
Article 8:	Vacations	21
8.01.	Amount of Vacation Pay	21
8.02.	Scheduling of Time Off for Vacations	22
8.03.	Forfeit of Vacation Pay	22
Article 9:	Health and Welfare	23
9.01.	Trust Agreement	23
9.02.	Rate of Contributions — Regular Employees	23
9.03.	Rate of Contributions — Regular Relief, Temporary and Extra Employees	23
9.04.	Extension of Benefits	24
9.05.	Reporting	24
9.06.	Local Plan Option	24
9.07.	Federal or State Health Plan	24
Article 10:	Trust Funds	24
10.01.	Pension, Training and Disability Trusts	25
10.02.	9% of Gross	25
10.03.	Allocation of Contributions	25
Article 11:	Grievances and Arbitration	25
11.01.	Definition	25
11.02.	Time Limit for Filing Grievances	25
11.03.	Procedure for Adjusting Grievances	25
11.04.	Grieving After Term of Agreement	26
11.05.	Evidence & Testimony	27
11.06.	Preponderance of Evidence	27
Article 12:	No Strike — No Lockouts	27
12.01.	No Strikes	27
12.02.	No Lockouts	27
12.03.	Picket Lines	27
12.04.	Arbitration Awards	28
Article 13:	Employer’s Rights	28
13.01.	The Right to Manage	28
13.02.	Rules and Posting	28
Article 14:	Definitions and Termination of Employment	28
14.01.	Definitions	28
14.02.	Just Cause	29
14.03.	Layoffs Due to Reduction in Force	31
14.04.	Reduction in Size of Crews	31
14.05.	Seniority	31
14.06.	Calculation of Continuous Service	32
Article 15:	Meal Periods	32
15.01.	Meal Periods	33
15.02.	Penalties for Failure to Provide	32
15.03.	Continuation of Present Practice	32

LABOR AGREEMENT
between
HOTEL RAMADA OF NEVADA, d/b/a
TROPICANA RESORT AND CASINO
and
INTERNATIONAL ALLIANCE OF THEATRICAL STAGE EMPLOYEES,
MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS
OF THE UNITED STATES, ITS TERRITORIES AND CANADA,
AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA
     THIS AGREEMENT, executed this 1st day of June, 2002, by and between TROPICANA RESORT AND CASINO and its successors and assigns (hereinafter referred to as “the Employer”) and the INTERNATIONAL ALLIANCE OF THEATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES, ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA, and its successors and assigns (hereinafter referred to as the “Union”).
WITNESSETH:
     WHEREAS, pursuant to a valid reopening notice served upon the Employer by the Union, the Employer and the Union have reached complete agreement on wages, hours of work, working conditions and other related negotiable subjects to be incorporated into a Labor Agreement which shall supersede all previous verbal or written agreements applicable to the employees in the bargaining unit defined herein which may have existed between the Employer and the Union or between the predecessor of the Employer, if any, and the Union.
     NOW, THEREFORE, in consideration of the foregoing, the execution of this Agreement and the full and faithful performance of the covenants, representations and warranties contained herein, it is mutually agreed as follows:

ARTICLE 1
Mutual Obligations
     1.01. Binding Effect of Agreement. This agreement shall be binding upon the Union and upon the Employer, and upon their successors and assigns. The Employer will give the Union reasonable advance notice, in writing, of any change in the form of ownership. The Employer shall be responsible for making adequate provisions to ensure the payment of accrued wages, vacations and fringe benefits as of the date of the transfer.
ARTICLE 2
Recognition
     2.01. Recognition of the Union. The Employer recognizes the Union as the sole and exclusive collective bargaining representative of all stagehands, assistant stage employees, spotlight operators and projectionists, head lounge stage technicians, lounge stage technicians, assistant head of wardrobe, seamers, wardrobe attendants, convention technicians, and stagehand heads of departments now or hereafter employed by the Employer at its Clark County, Nevada establishment, but excluding all other personnel employed by the Employer.
     2.02. Scope of Work. In recognition of the fact that work assignment practices vary from one establishment to another, it is understood and agreed that employees represented by the Union shall retain jurisdiction over such work as they have regularly been assigned to perform in the past by the Employer, and all work currently performed by employees of the Employer in the classifications contained in Section 5.01. In those instances where the Employer may not have had occasion to perform certain work, the question of whether such work is to be performed by stagehands shall be determined on the basis of established practice among a majority of other hotels with whom the Union is at that time signatory to a collective bargaining agreement.
ARTICLE 3
Union Security
     3.01. Union Shop. Subject to the provisions of the Labor Management Relations Act, 1947, as amended, it shall be a condition of their employment that all employees covered by this Agreement who are members of the Union in good standing on the date of execution of this Agreement shall remain members in good standing during the period of their employment at the Employer’s Clark County, Nevada establishment, and those who are not members of the Union on the date of execution of this Agreement, shall on the 30th day following execution of this Agreement, become and remain members of the Union while employed at the Employer’s Clark County, Nevada establishment. It shall also be a condition of employment hereunder that all employees covered by this Agreement shall, on or after the 30th day following the employee’s first employment by the Employer in the classifications covered herein, become and remain members of the Union throughout the period of their employment with the Employer.

     3.02. Effect of State Laws. Notwithstanding anything to the contrary therein, Section 3.01 shall not be applicable if all or any part thereof shall be in conflict with applicable law; provided, however, that if all or any part of Section 3.01 becomes permissible by virtue of a change in applicable law, whether by legislative or judicial action, the provisions of Section 3.01 held valid shall immediately apply.
     3.03. Check-off. The Employer will check off and remit to the Union work dues for all employees who have executed and furnished to the Employer a payroll deduction authorization in the form set forth in Exhibit II, attached hereto, which by this reference is made a part hereof.
     3.04. Indemnification. The Union will indemnify and save the Employer harmless against any and all claims, demands or other forms of liability which may arise out of, or by reason of, any action taken or not taken by the Employer at the request of the Union, in accordance with the provisions of this Article.
ARTICLE 4
Employment Procedure
     4.01. In the employment of applicants for all work covered by this Agreement, the following procedures shall govern:
          (a) The Union shall establish and maintain open and non-discriminatory registration and referral procedures for all persons desiring employment covered by this Agreement.
          (b) The Trustees of the Nevada Resort Association — IATSE Local 720 Apprentice and Journeyman Training and Education Trust (“the Trust”) shall ascertain the minimum standards of performance of the work covered by this Agreement, and prior to referral, all new registrants must demonstrate to the satisfaction of the Trust their ability to perform such work.
          (c) Any oral, written, or practical tests which are administered under the auspices of the Trust and pursuant to this Section shall be validated whenever possible by the Equal Employment Opportunity Commission, prior to their utilization. Such tests shall be developed by or under the supervision of Trustees, and may be conducted by a non-Trustee who shall be selected and supervised by the Trustees. Nothing herein shall be deemed to require the Trustees to personally conduct any test.
          (d) Nothing in this Agreement shall be construed as in any way limiting the Employer’s rights under Section 4.03(d) to be the sole judge as to the competency and qualifications of all employees and applicants for employment.

     4.02. The various categories or functions for which applicants may register are as follows and nothing herein shall be construed to prohibit an applicant from registering for more than one (1) category or specialty:
1.	Stage Carpentry Installation, Operations and Maintenance.

Head Stage Carpenter, Head Stage Flyman, Cue Caller, Stage Elevator and/or Electric Curtain Control Panel Operator, Scenic Draftsman, Scenic Artist, Welder, Rigger, Assistant Stage Carpenter, Scenic Carpentry Layoutman and Relief or Swingmen who regularly relieve personnel performing various stage carpentry operations and maintenance functions.

2.	Stage Electrical Installation, Operations and Maintenance.

Head Stage Electrician, Stage Electrical Layoutman, Preset and Auxiliary Switchboard Operator, Moving Picture and Slide Projectionist; Water Effects Man, Fog Machine Operator, Pyrotechnics Handler, Assistant Stage Electrician, Laser Operator, Stage Electrical Layout, Assistant Stage Electrician, and Dimmer Board Operator/Intellibeam, Varilight, Panabeam Operator, and Relief or Swingmen who regularly relieve personnel performing various stage electrical operations and maintenance functions.

3.	Stage Properties Control.

Head Stage Propertyman, Stage Property Layoutman, Assistant Stage Propertyman and Relief or Swingmen who regularly relieve personnel performing property control functions.

4.	Stage Sound Installation, Operations and Maintenance.

Head Stage Soundman, Sound Technician, Assistant Stage Soundman, Television Cameraman (open and closed circuit), Video Technician (Repairman, Switcher, Video Tape Recording Machine Operator), and Relief or Swingmen who regularly relieve personnel performing various sound operations and maintenance functions.

5.	Wardrobe.

Wardrobe Head of Department, Assistant Head of Wardrobe, Wardrobe Attendant, and Seamer.
     4.03. Requests and Referrals.
          (a) The Employer shall first call the dispatching office of the Union for such applicants as it may, from time to time need, and the dispatching office shall refer to the

Employer in accordance with the order of preference set forth in Section 4.04 the requested number of applicants whose registration records indicate they are competent and qualified to perform the work involved in the classifications to be filled. It shall be the Employer’s responsibility when requesting applicants to state the qualifications applicants are expected to possess and the functions they will be expected to perform. The Employer shall designate the departments in which the employee is expected to perform his duties, but this designation shall not be construed as prohibiting a change in assignments.
          (b) The Employer may request multiple referrals of applicants to be interviewed for vacancies, but the Union shall not be obligated to refer more than four (4) applicants at the same time for each such vacancy. The Union shall not be required to furnish additional applicants for interview until the Employer notifies the Union of its decision with respect to applicants previously referred.
          (c) The Employer shall also advise the Union at the time the request for referrals is made if the applicant is needed for vacation relief or as a replacement for an employee on leave of absence, at which time the Employer shall also specify the period of time such relief or replacement employee is expected to work. If an extra or temporary employee is needed, the Employer shall so state.
          (d) The Employer shall be the sole judge as to the competency and qualifications of all employees and applicants for employment. The Employer may reject any job applicant referred by the Union, provided, however, that no applicant or employee shall be discriminated against because of his union or non-union status, nor because of his participation in concerted activities protected under the Labor Management Relations Act, 1947, as amended. If the Employer notifies the Union that a particular applicant is acceptable and requests him to report for work as opposed to reporting for an interview and such applicant does, in fact, report as scheduled, ready, willing and able to work and is not hired, such employee shall be entitled to the same compensation as an employee reporting to work would receive pursuant to Section 5.14. If the Employer requests that an applicant report to work as a replacement for an employee who has caused the Employer, by reason of tardiness or other action, to anticipate his absence, and the applicant reports as directed but the employee to be replaced also reports for work, the Employer may send that employee home, without pay, regardless of the reason for such tardiness or other action.
          (e) If, within forty-eight (48) hours of the time the Employer requests applicants to report, the dispatch office has failed to refer the required number of qualified applicants requested, the Employer may hire employees from any other source, but, in such event, the Employer shall furnish the Union with the names, classifications and dates of hire of such employees. The Employer shall give the Union as much advance notice as is possible of anticipated employment needs. If the Employer changes the qualifications stated to the Union, it shall immediately notify the Union of this fact, and the Union will have forty-eight (48) hours from that time to refer additional applicants who most nearly fit the changed requirements. The Union shall make a good-faith effort to determine at the earliest opportunity whether the Union will be able to fulfill the Employer’s requirements. If, prior to the forty-eight (48) hour period referred to above, the Union concludes that it will be unable to fulfill the Employer’s requirements, or there exists a substantial possibility that the Union will be unable to fulfill the Employer’s requirements, it shall so advise the Employer. In that event, the Employer may immediately begin to seek applicants from any source whatsoever.
          (f) The Union shall be required to maintain qualifications records for each member, and such records shall include the particular skills and abilities of each member, based on objective criteria established by the Union. It is understood and agreed that when the Employer or his authorized representative have specified particular requirements or special skills or abilities in its request for applicants, the dispatching office shall refer the first eligible applicant possessing such skills and ability, based upon the qualification records of the Union.
          (g) By written request to the Union, prior to dispatchment, the Employer shall be entitled to request by name, and the Union shall dispatch in reference to such request, such individual registered on List ‘A’ for regular or extra work, if such individual is available.
          (h) No applicant who has been rejected by the Employer shall be re-referred to the Employer with respect to the same vacancy for which he initially was referred, and no individual who has been declared ineligible for rehire by the Employer will be referred for any subsequent job opening listed by the Employer, provided that the Employer has given prior notice to the Union, in writing, that the employee has been declared ineligible for rehire by reason of theft, drunkenness, drinking on duty, illegal drug possession and/or use, insubordination, failure to report to work without just cause, walking off the job during a shift, unsatisfactory job performance, intentional misconduct or participation in a proven deliberate slow-down, work stoppage or strike in violation of this Agreement. The written notice which declares an individual ineligible for rehire must be sent to the Union within ten (10) working days from the date of the occurrence giving rise to the event. Any employee whose lack of necessary skills or experience to perform his job has resulted in his being declared ineligible for rehire shall have such ineligibility removed from the employee’s personnel record at the end of nine (9) months, provided that prior to re-referral the employee has demonstrated his ability to perform the work involved to the satisfaction of the Trustees of the Nevada Resort Association -IATSE Local 720 Apprentice and Journeyman Training and Education Trust. The Employer shall rescind notices of ineligibility based upon drunkenness upon submission of proof satisfactory to the Employer that the individual involved has been rehabilitated.
          (i) The Union and the Employer shall post in places where notices to registrants and applicants for employment are customarily posted all of the provisions relating to the functioning of this hiring procedure.
          (j) The parties signatory hereto agree that any and all liability which may arise to any person or in any proceedings in any court, or before any governmental agency in connection with the administration of the provisions of this Article 4 shall be several only. This limitation against joint liability is deemed necessary by the parties because of the fact, recognized by each of them, that the parties will act severally and not jointly in such matters and will, in so acting, not be subject to the control of any of the other parties.

          (k) The Union agrees that, during the term of this Agreement, it will not induce or require employees to quit their employment or to transfer to other employment without first securing the approval of the Employer.
          (l) The provisions of this Article shall not be utilized to deprive members of the regular house crews of extra work for which they are qualified, including but not limited to any work as recognized by Article 2, Section 2.02 and Article 5, Section 5.09, provided that nothing in this Agreement shall be construed to require the Employer to provide an employee with work which would result in the employee being paid at premium or penalty rates under any of the terms of this Agreement or under the provisions of any applicable law or the rules or regulations of any governmental agency having jurisdiction of the parties hereto.
     4.04. (a) Dispatching Procedure. The dispatching office shall refer from among those entered on its job referral lists in the established order of preference the required number of applicants who most nearly meet the qualifications required by the Employer. The dispatching office shall refer only those applicants with an active Sheriff’s card, who satisfy the Employer’s requirements. The Employer shall provide the dispatching office with the Employer’s requirements, which shall be revised as needed. The Employer shall have no obligation to pay any applicant referred by the dispatching office who does not satisfy the Employer’s requirements. Subject to the provisions of Section 4.03, applicants shall be referred in the order of their dates of registration in the affected classifications.
     Referrals of applicants shall be on a non-discriminatory basis and, in accordance with applicable laws, shall not be based upon, nor in any way affected by, Union membership, by-laws rules, regulations, constitutional provisions, or any other aspect or obligation of Union membership, policies or requirements, nor upon the individual’s race, color, religion, sex, age or national origin.
          (b) Order of Preference. Registrants on referral List “A” shall be given preference over registrants on all other lists. Registrants on referral List “B-1” shall be given preference over all registrants on referral List “B-2”. Within any referral list registrants shall be referred on a first-registered, first-out basis.
     Eligibility for Registration. List “A”. Applicants who are available for employment and who are able to demonstrate that in the three (3) year period immediately preceding their date of registration they have accumulated at least two thousand (2,000) hours of experience with an Employer who is signatory to a collective bargaining agreement with the Union in the classification specified by the requesting Employer.
     The three (3) year requirement set forth above will not be interpreted to preclude granting List “A” status to registrants for other classifications for which they have been previously dispatched to the Employers operating in Clark County, Nevada.
     List “B”. Referral List “B” shall be divided into two (2) parts: List “B-1” and List “B-2”. Applicants shall be eligible for registration on List “B-1” who are available for employment and who are able to demonstrate that they meet the requirements of any of the following subparagraphs:
i.	Accumulation of at least one thousand (1,000) hours of experience in the classification specified by the requesting Employer within the three (3) year period immediately preceding their date of registration, or

ii.	Accumulation of at least one thousand (1,000) hours of employment experience utilizing the basic skills of the classification specified by the requesting Employer within the three (3) year period immediately preceding their date of registration, or

iii.	Successful completion of a basic training program conducted under the auspices of the Nevada Resort Association — IATSE Local 720 Apprentice and Journeyman Training and Education Trust.
     List “B-2” shall be for the registration of applicants who are not eligible for registration on referral List “A” or referral List “B-1”.
          (c) Notwithstanding anything herein to the contrary, it is understood and agreed that the Union shall refer for interview the requested number of qualified applicants from among those who have signed the appropriate Department Head bid rosters. In the event that the applicant selected is currently employed on a full-time basis elsewhere, the applicant shall comply with the provisions of Section 8.03. Further, nothing herein shall be construed to prevent the Employer from elevating one of its own employees within the bargaining unit to the position of Department Head without interviewing other applicants for the job.
     4.05. Equal Employment Opportunity. Nothing herein shall be construed to prohibit the Employer and the Union, or either of them, from implementing affirmative action programs required to meet the obligations imposed by the Civil Rights Act of 1964, but no such program shall be implemented without prior consultation between the Employer and the Union.
     4.06. Effect of High Unemployment. The Trustees of the Nevada Resort Association — IATSE Local 720 Apprentice and Journeyman Training and Education Trust shall have the responsibility, on a quarterly basis of reviewing the rate of unemployment and shall have the discretion of discontinuing the registration of applicants or to continue or begin the registration of applicants in accordance with the needs of the industry.

ARTICLE 5
Job Classifications and Wage Rates
     5.01. The following job classifications and corresponding wage rates are hereby established and shall be effective for the term of this Agreement.

	Per	Per	Per	Per
Job Classifications	Week (12)	Week (10)	Performance	Hour

Head of Department
6/1/02 through 5/31/03	$901.20	$751.00	$75.10	$25.22
6/1/03 through 5/31/04	$928.20	$773.50	$77.35	$25.97
6/1/04 through 5/31/05	$956.04	$796.70	$79.67	$26.75
6/1/05 through 5/31/06	$984.84	$820.70	$82.07	$27.56
6/1/06 through 5/31/07	$1014.36	$845.30	$84.53	$28.38

Spotlight Operators - Projectionists
6/1/02 through 5/31/03	$774.12	$645.10	$64.51	$23.28
6/1/03 through 5/31/04	$797.40	$664.50	$66.45	$23.98
6/1/04 through 5/31/05	$821.28	$684.40	$68.44	$24.70
6/1/05 through 5/31/06	$845.88	$704.90	$70.49	$25.44
6/1/06 through 5/31/07	$871.32	$726.10	$72.61	$26.20

Assistant Stage Employees
6/1/02 through 5/31/03	$738.00	$615.00	$61.50	$23.28
6/1/03 through 5/31/04	$760.20	$633.50	$63.35	$23.98
6/1/04 through 5/31/05	$783.00	$652.50	$65.25	$24.70
6/1/05 through 5/31/06	$806.52	$672.10	$67.21	$25.44
6/1/06 through 5/31/07	$830.64	$692.20	$69.22	$26.20

	Per	Per	Per
	Week	Day	Hour

Head Lounge Stage/Convention Technicians
6/1/02 through 5/31/03	$920.16	$153.36	$25.56
6/1/03 through 5/31/04	$947.52	$157.92	$26.32
6/1/04 through 5/31/05	$975.96	$162.66	$27.11
6/1/05 through 5/31/06	$1005.48	$167.58	$27.93
6/1/06 through 5/31/07	$1035.36	$172.56	$28.76

	Per	Per	Per
	Week	Day	Hour

Lounge Spotlight Operators - Projectionists/Convention Technicians
6/1/02 through 5/31/03	$856.44	$142.74	$23.79
6/1/03 through 5/31/04	$882.36	$147.06	$24.51
6/1/04 through 5/31/05	$908.64	$151.44	$25.24
6/1/05 through 5/31/06	$936.00	$156.00	$26.00
6/1/06 through 5/31/07	$964.08	$160.68	$26.78

Lounge Stage Technicians
6/1/02 through 5/31/03	$849.60	$141.60	$23.60
6/1/03 through 5/31/04	$875.16	$145.86	$24.31
6/1/04 through 5/31/05	$901.44	$150.24	$25.04
6/1/05 through 5/31/06	$928.44	$154.74	$25.79
6/1/06 through 5/31/07	$956.16	$159.36	$26.56

	Per(12)	Per(10)	Per	Per	Lounge	Lounge
Job Classifications	Week	Week	Perform	Hour	Shift	Week

Ass’t Head Wardrobe Person
6/1/02 through 5/31/03	$521.88	$434.90	$43.49	$16.02	$96.12	$576.72
6/1/03 through 5/31/04	$537.48	$447.90	$44.79	$16.50	$99.00	$594.00
6/1/04 through 5/31/05	$553.68	$461.40	$46.14	$16.99	$101.94	$611.64
6/1/05’through 5/31/06	$570.24	$475.20	$47.52	$17.50	$105.00	$630.00
6/1/06 through 5/31/07	$587.40	$489.50	$48.95	$18.03	$108.18	$649.08

Wardrobe Attendants/Seamers
6/1/02 through 5/31/03	$503.28	$419.40	$41.94	$14.44	$86.64	$519.84
6/1/03 through 5/31/04	$518.40	$432.00	$43.20	$14.88	$89.28	$535.68
6/1/04 through 5/31/05	$534.00	$445.00	$44.50	$15.32	$91.92	$551.52
6/1/05 through 5/31/06	$549.96	$458.30	$45.83	$15.78	$94.68	$568.08
6/1/06 through 5/31/07	$566.52	$472.10	$47.21	$16.26	$97.56	$585.36
Note 1.
It is understood and agreed that the Employer may designate a member of management as Cue Caller and that such individual shall not be subject to the terms of this Agreement. If a member of the bargaining unit is designated by the Employer as Cue Caller, however, he shall be paid at the rate applicable to Assistant Stage Employees and shall be covered by all other terms of this Agreement.

Note 2.	It is understood and agreed that regular relief and/or swingmen shall be paid at the rate applicable to the position being swung or relieved.

Note 3.	The wages, hours of work, and other conditions of employment established under this agreement for lounge, spotlight operators-projectionists, shall apply to employees covered by this agreement who are assigned to work regularly in the Employer’s convention facilities or in the Employer’s motion picture theater as projectionists.

Note 4.	To facilitate the mutual interest of the Employer and the Union in developing employees with a higher order of seamer skills within a referral system designed to further this purpose, the job classification of seamer is hereby created in the collective bargaining agreement subject to the following conditions:
1.	The seamer classification is not intended to restrict work assignments only to that classification. Therefore, employees in this classification may be assigned to perform duties normally performed by wardrobe attendants. However, the Employer shall not request the referral of seamers to perform primarily wardrobe attendant duties.

2.	The normal duties of a seamer are to perform work of a more complicated nature than normal repairs and maintenance of costumes, such as pattern making, costume construction and major repairs and alterations of costumes and accessories.

3.	The number of and extent of utilization of employees in the seamer classification shall be solely within the discretion of the Employer.

4.	Seamers may be employed to perform work described in paragraph 2 above exclusive of other wardrobe attendant duties during, before or after performances and need not be considered members of the regular house crew.
Note 5.	When wardrobe employees are required to perform work on curtains and/or scenic drops they shall receive the same pay as stagehand employees would receive for performing such work. However, nothing herein shall be construed as requiring the Employer to assign such work to wardrobe employees.

Note 6.	Nothing in this Agreement shall require the Employer to employ any persons in any classification covered by this Agreement, unless there is work being performed, which is currently being performed by employees under the terms of this Agreement.

In the event that the same or similar work to that which was performed in the past under the terms of this or prior Agreements, is offered by the Employer,

the Employer and the Union shall meet to discuss whether the work is appropriately bargaining unit work.
     5.02. Heads of Departments — Duties and Selection Employees designated as Heads of Departments shall be working employees assigned to Main Showrooms or Legitimate Theater operations who, in addition to their regular duties, shall be responsible for directing assistant stage employees assigned to their departments to the end that the work involved is performed at the time and in the manner prescribed by the Employer.
     The concept of “Departments”, as set forth in this Section, applies only to Showroom and Legitimate Theater operations.
     The selection and number of Department Heads required for a particular operation shall be determined by the Employer subject to the understanding that where an assistant stage employee is assigned to duties which require him to work more than fifty percent (50%) of his time in one of the following recognized departments, he shall be designated and paid as Head of that Department unless a Head of that Department has already been appointed.
     The recognized departments are: Stage Carpentry (including the Head Flyman and Cue Callers), Stage Electrical (including Projectionist), Stage Properties, Stage Sound, Wardrobe, Convention, and Lasers.
     The Employers agree that they will not utilize two (2) or more men in the same department for the purpose of preventing one (1) man from qualifying for Department Head status under the above provision. However, during a performance, including report, set-up, and strike time, it is expressly understood that the Head Carpenter can be utilized to pass on the Employer’s directions to the Head Flyman, Cue Callers, and Head Propertyman.
     Where an employee is assigned to more than one department, the Head of the Department in which he works more than fifty percent (50%) of his time shall have the primary responsibility for directing his activities and coordinating his assignments with other Department heads.
     5.03. Head Lounge Stage Technician. Employees designated as Head Lounge Stage Technician shall be working employees assigned to Lounge Stage Operations who, in addition to their regular duties, shall be responsible for directing Lounge Stage Technicians assigned to them to the end that the work involved is performed at the time and in the manner prescribed by the Employer.
     The selection of the Head Lounge Stage Technician shall be determined by the Employer. It is understood and agreed that where one (1) or more Lounge Stage Technicians are employed, the Employer shall designate one (1) of such employees as Head Lounge Stage Technician. If additional employees are required they shall be classified and paid as Lounge Stage Technicians.
     Head Lounge Stage Technicians and Lounge Stage Technicians shall service the equipment and perform the work involved in their assigned areas, but this statement is not intended as prohibiting the Employer from assigning other bargaining unit employees to perform such work in emergencies or when Lounge stage personnel are unable to perform the work to which they have been assigned.
     Lounge Stage conditions shall be applicable to main rooms in those situations where the entertainment policy involves the presentation of sets as opposed to shows.
     It is understood and agreed that in those establishments where Department Heads have been designated in Lounge Stage operations, that practice will be continued so long as the nature of the presentations in that lounge and the duties of the employees involved remain essentially the same.
     5.04 Heads of Departments and Head Lounge Technicians Responsibilities. Heads of Departments and Head Lounge Technicians shall not be required nor allowed to hire or fire, but they shall be responsible for the effective performance of their assistants. In consideration of this fact, the Union and the Employer recognize that such personnel are and shall remain free to express their opinions as to the qualifications and competence of their assistants.
     5.05 Compensation for Department Heads. The weekly compensation specified for Department Heads is designed to compensate Heads of Departments for ten (10) performances per six (6) day week. Extra performances, over ten (10) per week, shall be paid for at the rate specified per performance. All maintenance and rehearsal time worked shall be compensated for at the specified hourly rate. All work performed on the seventh (7th) consecutive day worked shall be paid for at the rate of time and one-half (1 1/2x) the regular, straight-time hourly or performance rates of pay, whichever is applicable.
     5.06 Compensation for Assistant Stage Employees. The weekly compensation specified for Assistant Stage Employees, including Spot Light Operators and Projectionists, as well as Assistant Head Wardrobe Perton, Wardrobe Attendants and Seamers, is designed to compensate such employees for ten (10) performances per six (6) day week. Extra performances over ten (10) per week shall be paid for at the rate specified per performance. Extra time, including rehearsal and maintenance, shall be compensated for at the rate specified per hour. All work performed on the seventh (7th) consecutive day worked shall be paid for at the rate of time and one-half (1 1/2x) the regular, straight-time, hourly or performance rate of pay, whichever is applicable.
     5.07 Compensation for Head Lounge Technicians. The weekly compensation specified for Head Lounge Stage Technicians is designed to compensate such employees for six (6) hours of work per day on each of six (6) days per week. All work performed on the seventh (7th) consecutive day worked shall be paid for at the rate of time and one-half (1 1/2x) the regular, straight-time hourly rate of pay.
     5.08 Compensation for Lounge Stage Technicians. The weekly compensation specified for Lounge Stage Technicians, including Spot Light Operators and Projectionists, as well as Convention Technicians, Wardrobe Attendants and Seamers, is designed to compensate such employees for six (6) hours of work per day on each of six (6) days per week. All work performed on the seventh (7th) consecutive day worked shall be paid for at the rate of time and one-half (1 l/2x) the regular, straight-time hourly rate of pay.
     5.09. Weekly Guarantee and Limitations Thereon. The weekly compensation provided for Heads of Department, Assistant Stage Employees, Head Lounge Stage Technicians, Spot Light Operators and Projectionists, Lounge Stage Technicians, Assistant Head of Wardrobe, Wardrobe Attendants, Seamers, Convention Technicians and Relief Men assigned to work six (6) days per week is intended as a weekly guarantee for regular employees. It is further agreed that those employees who are regularly scheduled to work less than six (6) days per week shall be guaranteed the lesser amount of work on a weekly basis.
     There shall be no reduction of such employee’s weekly compensation because of performances cancelled or the Employer’s failure to provide work, except when such cancellation or failure on the Employer’s part results from legitimate conditions beyond his control such as labor disputes; or accidents, fires, floods, power failures, mechanical breakdowns, or the unavailability of performer(s) due to unforeseen circumstances such as illness or injury (provided that notification of such cancellation has been provided to the union hall by no later than four [4] hours prior to the scheduled report time of the show), which create a condition whereby the employee is unable properly to perform his duties. Where it is possible to do so, the Employer will give the Union advance notice of performances or work which is cancelled for the reasons stated, at which time he shall also advise if the employees are to be assigned to other duties. If the Employer is able to give such notice and fails to do so, the employees involved will be entitled to receive their regular compensation.
     Employees affected by such cancellation or failure to provide work will be paid pro rata for work performed based upon the performance or hourly rate, as the case may be, with the understanding that if a performance has begun, the employee will be paid for the full performance.
     Whenever legitimate conditions beyond the Employer’s control, as set forth above, exist, then nothing herein shall be construed as prohibiting the Employer from assigning employees working in one classification or area of the establishment to any other classification or area, provided the employee involved is paid at his regular hourly rate or the hourly rate of the classification to which he is assigned, whichever is the higher.
     In the event the Employer schedules less than ten (10) performances a week, or if less than ten (10) performances a week are actually performed, the Employer may schedule each employee who is entitled to the weekly guarantee provided herein and who otherwise would have worked the missed performance to perform hourly work in lieu thereof. Two (2) hours of such hourly work may be scheduled for each missed performance. Such work must be scheduled for two (2) days before the missed performance, the day of the missed performance, or three (3) days after the missed performance, unless a missed performance occurs on an employee’s sixth (6th) day of work in which case the employee may be scheduled to work missed performance work on the first (1st) day of the employee’s next workweek. Not more than four (4) hours of missed performance hourly work may be accrued at any given time and no more than four (4) hours of missed performance work may be scheduled to be performed in a workday. Missed performance work must also be scheduled in accordance with the minimum work call provisions of Section 5.11 and may not be scheduled at a time when the employee would otherwise be working under the overtime rate of pay or on his day off. Missed performance work shall be equitably assigned and may be utilized to perform any work covered by this Agreement, except mopping and cleaning calls, as provided in Section 5.10. Nothing herein shall limit the application of the provisions of this Section regarding the cancellation of shows.
     5.10. Report and Set-up Time.
          (a) Employees working under the performance rate of pay may be required at the Employer’s discretion to report to their duty stations for duty no more than thirty (30) minutes before the performance. Compensation for report and set-up time is included in the performance rate of pay. This reporting time is primarily for the purpose of determining that all employees are available and to do the required set-up work for the performance. Whenever employees are required to report to work they are to remain in the backstage area during report and set-up time. Nevertheless, when necessary, in emergencies of for safety reasons, employees may be assigned to sweep the immediate work area and dry mop the stage as part of their set-up duties. Otherwise, regular mopping and cleaning will be done on a one (1) hour minimum call at the straight-time hourly rate.
          (b) When necessary, employees may be required to report thirty (30) minutes before the second performance on the first and second evenings of a newly opened show. This special reporting time for the second performance shall be without additional compensation and shall be for the sole purpose of familiarizing the employees with any changes in cues or the running order of the show.
          (c) With respect to wardrobe employees, excluded from performances, report and set-up time shall be pattern making, making costumes from scratch and major alterations. For the purposes of this Agreement, major alterations shall be defined to mean: (i) changing of costume size (with the exception of a size change that can be accomplished by the use of hooks and eyes or such other similar minor size changes), and (ii) the radical re-design of a costume. All work required to make planned fittings or alterations of costumes or accessories because of a change in performers shall be performed under the applicable minimum hourly work call.
     Examples of permissible performance, report and set-up time work are the following:
          (1) All emergency repair and alterations.
          (2) Hemming of costumes.
          (3) Adjustment and repair of trousers and/or tights.
          (4) Changing dress shields.
          (5) Installing elastic.
          (6) Removal and installation of zippers.
          (7) Sewing on sequins, rhinestones, braid and other decorative trim.

          (8) Simple machine and/or hand-sewing operations.
     5.11. Hourly Work.
          (a) Employees working under the hourly rate of pay shall be paid for the actual time worked, computed in five (5) minute increments. Any time worked into such a five (5) minute increment shall be considered as a full increment and paid accordingly.
          (b) When an employee, including wardrobe employees, working under the performance rate of pay is required to perform additional work within one (1) hour immediately before report and set-up of a show, between shows, or following a non-compensable meal period which shall not exceed thirty (30) minutes after the strike time of the last performance is completed he shall be paid the appropriate hourly rate for such work and shall be guaranteed a minimum of one (1) hour’s work or one hour’s pay. Strike time shall commence with the conclusion of the performance (which includes any encores or curtain calls). Strike time not exceeding seven and one-half (7 1/2) minutes shall be considered as part of the performance and is included in the performance rate of pay. Strike time in excess of seven and one-half (7 1/2) minutes shall be paid at the hourly rate in five (5) minute increments as provided in Section 5.11 (a). At the Employer’s discretion, strike time may be used to set the stage for rehearsals or other activities incidental to the show, for seven and one-half (7 1/2) minutes only.
          (c) Stage employees called to work outside their regularly scheduled hours other than in (b) above, shall be paid the prevailing hourly rate for such work or two (2) hours’pay, based upon the appropriate hourly rate specified in Section 5.01 for each such work call. Wardrobe employees called to work outside their regularly scheduled hours other than in Section 5.1l(b) above, shall be paid the prevailing hourly rate for such work and shall be guaranteed a minimum of three (3) hours work or three (3) hours pay, based upon the appropriate hourly rate specified in Section 5.01 for each such work call.
          (d) It is understood and agreed that the two (2) hour minimum is intended to apply only to stage employees who have been released from duty after concluding their assignments. It is understood and agreed that the three (3) hour minimum is intended to apply only to wardrobe employees who have been released from duty after concluding their assignments.
          (e) Employees, including wardrobe employees, called in to work on the building or installation of a new show that is designed for a run of three (3) or more months shall be guaranteed a minimum of four (4) hours’ pay based on the straight time hourly rate specified in Section 5.01 for each such work call. In addition to working the performances and, except as limited by the provisions of Section 7.04(f), members of the regular house crew shall have the option of working eight (8) hours of new construction or work on the installation, making, or fitting of costumes and/or rehearsal at the appropriate straight-time hourly rates of pay, provided such work is performed between the hours of 9:00 a.m. through 6:30 p.m., meal periods included. Members of the regular house crew who are working performances shall not be penalized for refusing to perform new construction work or work on the installation, making, or fitting of costumes and/or rehearsal. All time worked under Section 5.11 (e), in excess of eight (8) hours, shall be compensated for at one and one-half times (1 1/2x) the straight time hourly rate of pay and such overtime hours shall continue to accumulate until the employee is released from duty for eight (8) consecutive hours, as provided in Section 7.06. The time-off provisions of Section 5.13 shall apply to all employees working under Section 5.11 (e).
          (f) Management personnel shall not perform the bargaining unit work of Wardrobe employees, except in the following circumstances: (1) emergencies; (2) work incidental to the training and direction of Wardrobe employees; and (3) corrections and reworking of work performed by Wardrobe employees.
     Except in cases of an emergency nature, wardrobe employees shall not be required to wash or clean, press or iron costumes and/or accessories during performances. Such washing, cleaning, pressing or ironing, as may be assigned to Wardrobe employees, shall be performed under Section 5.11(b) or (c), whichever is applicable.
     Wardrobe employees shall not be required to make, alter, launder, press or repair the personal clothing of any person during the performance of a show or lounge shift.
     5.12. Exception to Minimum Work Call. No call for men shall be required where nothing more than the initial turning on and final turning off of lights, sound or stage equipment is necessary, subject to the understanding that Heads of Departments directly involved shall be advised of all matters affecting stage production which involves them and their departments.
     5.13. Time-Off. The Employer shall post a schedule showing time off for all regular employees and shall give the employee and the job steward one week’s notice of a change in time off. Time off shall commence with the conclusion of the final performance or lounge shift on the employee’s sixth (6th) day and will extend until set-up time for the first performance on the first day of the employee’s new work week. Where an employee regularly has two consecutive days off, time off shall commence with the conclusion of the final performance or lounge shift on the employee’s last work day of his work week and will extend until 9:00 a.m. on the first day of the employee’s new work week. Except as provided in paragraph immediately following, all work performed during the time-off period shall be paid for at one and one-half time (1 1/2x) the regular, straight-time hourly or performance rate of pay, whichever is applicable, except that the Employer may call an employee into work three and one-half (3 1/2) hours prior to the first performance on the first day of the employee’s new work week for the purpose of performing emergency work and necessary repairs if the employee so consents, and pay that employee the appropriate straight-time rate of pay. Such work call is subject to the appropriate work-call minimum set forth in Section 5.11(c).
     The Employer may require an employee to work two (2) hours after the conclusion of the final performance or lounge shift on the employee’s sixth (6th) day worked for which the employee shall be compensated at the appropriate straight-time hourly rate, or at the applicable overtime rate required under other provisions of this Agreement. It is understood and agreed that such two (2) hours on the sixth (6th) day worked must be contiguous to the final performance or lounge shift just completed, otherwise the overtime rate applicable to work performed during the time-off period shall automatically become payable.
     Except for such two (2) hour assignments, no employee shall be penalized for refusing to work during his time-off period, provided, however, that a Department Head may not refuse an emergency call during his time off.
     5.14. Reporting Pay. A stage employee reporting to work as scheduled or pursuant to the direction of his Employer who has not been notified of the cancellation or postponement of such work call shall be provided with not less than (a) two (2) hours’ work or two (2) hours’ pay, or (b) a full lounge shift or full lounge shift pay for the day, or (c) two (2) performances or pay for two (2) performances, whichever is applicable. Such pay shall be computed at the appropriate rate of pay specified in Section 5.01 for the classification involved in each such work call.
     A wardrobe employee reporting to work as scheduled or pursuant to the direction of her Employer who has not been notified of the cancellation or postponement of such work call shall be provided with not less than (a) three (3) hours work or three (3) hours pay, (b) a full lounge shift or full lounge shift pay for the day, or (c) two (2) performances or pay for two (2) performances, whichever is applicable. Such pay shall be computed at the appropriate rate of pay specified in Section 5.01 for the classification involved in each such work call.
     This guarantee shall not apply in cases of discharge or when the employee is unable to perform the assigned work.
     It shall be sufficient notice for the purpose of this Section if the Employer notifies the Union four (4) hours in advance of the cancellation or postponement of the work call.
     The above provisions of this Section shall not be construed to relieve the Employer of the obligations imposed on it under Section 5.09.
     5.15. Work Assignments. Nothing in this Agreement shall be construed as prohibiting the Employer from assigning employees working in one classification or area of the establishment to any other classification or area for which he is qualified, provided the employee involved is paid at his regular rate or the rate of the classifications to which he is assigned, whichever is the higher. This provision shall not operate to deny regular members of the house crew from working performances which they were otherwise regularly scheduled to work.
ARTICLE 6
Dual Show Policy
     6.01. The performance rates set forth in Section 5.01 are intended to apply to the repetition of the same basic presentation or show. These rates also apply to a variety show, even though performers or acts vary between the first and subsequent shows on the same day.

     The performance rates set forth in Section 5.01 are not intended to apply to the performance of two (2) or more completely different productions, musicals or dramatic presentations in the same performance workday, for example: “High Button Shoes” and “Anything Goes” or the Lido and Casino de Paris shows.
     Where such completely different presentations are performed during the same workday, the premium for the second or third show shall be ten percent (10%) of the performance rate specified in Section 5.01. This premium rate shall not be applicable to the presentation of different acts of a thematically continuous musical presentation or drama; such as, “Westside Story,” nor to a series of selections from different shows, plays or musicals that have been integrated into one production; such as, “An Evening with Art Carney.”
ARTICLE 7
Hours of Work — Overtime
     7.01. Hours of Work — Performance. For the purpose of computing hours worked by employees working on the performance rate of pay, each performance, including report and setup time, shall be deemed to constitute two (2) consecutive hours of work time. All time worked in excess of two (2) hours for each performance shall be compensated in five (5) minute increments under Section 5.11(a), at the appropriate straight-time hourly rate of pay, unless the employee would otherwise be working under the overtime rate. However, employees who work two (2) performances in one (1) night, the running time of which, including report and set-up, and strike time, which is included in the performance rate of pay under Section 5.11 (b), actually exceeds an aggregate of five (5) hours shall be compensated for all time worked in excess of five (5) hours in five (5) minute increments under Section 5.11(a), at the appropriate straight-time hourly rate of pay, unless the employee would otherwise be working under overtime rate of pay. Employees who work three (3) performances in one (1) night, the running time of which, including report and set-up, and strike time, which is included in the performance rate of pay under Section 5.11(b), actually exceeds an aggregate of seven and one-half (7 1/2) hours, shall be compensated for all time worked in excess of seven and one-half (7 1/2) hours in five (5) minute increments under Section 5.11(a), at the appropriate straight-time hourly rate of pay, unless the employee would otherwise be working under the overtime rate.
     Unless otherwise stated in this Agreement, all work required of employees under this Agreement to prepare rooms, areas, or stages for commercial product presentation, industrial shows, commercial and/or industrial road shows, ice shows and circuses, shall be considered hourly work and shall be compensated for at the appropriate hourly rates of pay, as set out in Section 5.01. In addition to the foregoing, all work required of employees under this Agreement concerned with sporting events, industrial television and conventions (seminars, lectures and workshops) shall be considered hourly work.
     7.02. Performance and Lounge Shift Workday. The performance and/or lounge shift workday shall begin at the start of the first performance or lounge shift of the day and shall continue until the start of the first performance or lounge shift on the following day. The application of this section is exclusively limited to that work which is required for the actual presentation of performances or the execution of lounge shifts.
     7.03. Intermingling of Hourly Work with the Presentation of Performances or the Execution of Lounge Shifts. It is agreed that for the purpose of computing hours worked and the appropriate rates of pay, (see examples under Exhibit III), the beginning of a performance or lounge shift shall not be utilized to break the accumulation of hours worked. In addition to the foregoing, and provided the employees who work performances have completed a minimum rest period, as provided for under Section 7.06, the Employer may utilize such employees at the appropriate straight-time hourly rates of pay for a period of time not to exceed six (6) consecutive hours, commencing no earlier than 9:00 a.m. and extending to no later than 7:30 p.m. of the same day. All time worked in excess of six (6) hours between the hours of 9:00 a.m. through 7:30 p.m., shall be compensated for at one and one-half times (1 1/2x) the appropriate straight-time hourly rate of pay. Further, it is agreed that all time worked in addition to the presentation of performances or the execution of lounge shifts, shall continue to accumulate until the employee involved has been released from duty for eight (8) consecutive hours, as provided for under Section 7.06.
     7.04. Overtime.
          (a) Except as otherwise provided in this Agreement, all time worked in excess of eight (8) hours shall be compensated for at one and one-half times (1 1/2x) the appropriate hourly rate of pay and such overtime hours shall continue to accumulate until the employee is released from duty for eight (8) consecutive hours, as provided for under Section 7.06.
          (b) All time actually worked in excess of forty (40) hours in a workweek shall be compensated for at one and one-half times (1 1/2X) the appropriate hourly rate of pay.
          (c) An employee’s workweek shall begin at report time for his first performance, or lounge shift, following his scheduled day off, except as provided for in Section 5.13.
          (d) An employee shall not be entitled to any additional compensation solely because he has qualified for overtime compensation under both paragraphs (a) and (b) rather than only one of such paragraphs.
          (e) Extra work, that is, work to be performed outside of performance time and lounge shift, shall be distributed equitably among those members of the regular house crew who are qualified and available to perform the work involved.
     7.05. Except for performances worked during the time-off period provided under Section 5.13, performances shall not be compensated for at a rate in excess of those set forth in Section 5.01.

     7.06. Rest Periods — Performance and/or Lounge Work.
          (a) Employees who are released from duty after the completion of the last performance, or the completion of a lounge shift, shall be entitled to a rest period of eight (8) consecutive hours. The employer shall pay double time (2x the straight-time rate) for all hours worked within the eight (8) hour rest period, with a minimum three (3) hour call at said double time (2x). Employees who are requested to perform hourly work, under Sections 5.11(e) and 7.03, after completing a minimum rest period of eight (8) consecutive hours, shall not be entitled to an additional rest period prior to report and set-up time of a performance.
          (b) Rest Periods — Minimum Hourly Work Calls. Except as provided for in paragraph (a) of this Section 7.06, employees working under a minimum hourly work call, who have been released from duty, shall be entitled to a rest period of eight (8) consecutive hours. If less than an eight (8) consecutive hour rest period is provided, the same penalties as provided for under paragraph (a) of Section 7.06 shall prevail.
          (c) It shall be the Employer’s responsibility to make the work calls and to designate rest periods in such a manner so as not to cause the employees to perform their work at the overtime rates of pay.
     7.07. Employees Working in Legitimate Theaters. All of the provisions of this Article excepting Section 7.01 shall apply to employees working in Legitimate Theaters. A legitimate theater, for the purpose of this Agreement, shall be defined as a room with theater-style seating presenting shows of three (3) hours or more in length. The weekly rates of pay for eight (8) shows to be performed in six (6) days shall be the weekly rates set forth in Section 5.01 hereof. Each show shall be deemed to constitute four (4) hours of work.
     7.08. Packing Out. Wardrobe employees who are assigned to perform packing-out duties during the hours of performance shall be paid two (2) hours at the regular straight-time rate in addition to the performance rate of pay.
ARTICLE 8
Vacations
     8.01. Amount of Vacation Pay. Each employee shall receive vacation pay in an amount equal to four percent (4%) of his gross income earned during the term of his employment with the Employer. Such vacation pay shall be paid on the calendar quarter or at the time the employee is granted a vacation or leave of absence, whichever occurs sooner. All accrued vacation pay shall be paid upon termination except as provided in Section 8.03.
     Employees who meet the eligibility requirements of this Section shall be required to give the Employer at least two (2) weeks’ written notice prior to the time they desire to take their vacation. It is further understood and agreed that the Employer shall not be obligated to grant vacation time off to any employee unless a suitable replacement, who is willing to work the period of the vacation, is available.
     8.02. Scheduling of Time Off for Vacations. Insofar as possible, time off for vacations shall be granted at times most desired by employees subject to the understanding that the final right of allotment of vacation periods is reserved to the Employer in order to ensure the orderly operation of the establishment. The amount of time available for vacations shall be determined by mutual agreement between the Employer and the employee, but in no event less than that provided for under the following schedule:
          (a) Employees who have been carried on the active payroll for six (6) consecutive months will be entitled to three (3) weeks’ time off in any anniversary year.
          (b) Employees who have been carried on the active payroll for less than six (6) but more than three (3) consecutive months will be entitled to two (2) week’s time off in any anniversary year.
          (c) No employee with less than three (3) consecutive months of active service shall be entitled to any time off.
     8.03. Any regular employee, as defined in Section 14.01 (a), who fails to give his Employer fourteen (14) days’ notice of termination, as required in Section 14.02 (b), shall forfeit accrued vacation pay in accordance with the following schedule:

	Notice Given	Pay Forfeited

(1)	Six (6) days’or less	Six (6) days’ pay
(2)	Eight (8) days’ notice	Two (2) days’ pay
(3)	Ten (10) days’ notice	One (1) day’s pay
(4)	Twelve (12) days’ notice	None
     A day’s pay for the purpose of this Section 8.03, shall be computed as follows:
For employees working on the performance rate, the amount paid for two (2) performances.
For Lounge Stage Employees, six (6) hours’ pay.
For all others, eight (8) hours’ pay at the applicable rate.

ARTICLE 9
Health and Welfare
     9.01. Trust Agreement. The Employers and the Union have heretofore agreed to adopt, accept and be bound by the terms of that certain Agreement and Declaration of Trust establishing the Insurance Trust Fund of Employers and Unions, sometimes referred to as the Culinary Trust, dated June, 1962, as amended, and do hereby agree to adopt, accept and be bound by any amendments to said Declaration of Trust during the term of this Agreement, provided nothing in this Article shall be interpreted as prohibiting the Employers and the Union from mutually agreeing to change the provider of Health and Welfare Insurance during the term of this Agreement.
     9.02. Rate of Contributions — Regular Employees. Effective with the payment due in July, 2002, based upon work performed in June, 2002 and monthly thereafter during the term of this Agreement, the Employer shall remit to the provider of Health and Welfare Insurance on behalf of each regular employee, as defined under Section 14.01(a), the following contributions:
     Effective 6/1/02 through 5/31/03     $447.72 per month
     9.03. Rate of Contributions — Regular Relief — Temporary or Extra Employees. Contributions for Regular Relief, Temporary or Extra Employees, as defined in Section 14.01(b), (c) and (d), shall be computed on the basis of the following contributions per day worked by such employees:
     Effective 6/1/02 through 5/31/03     $17.22 per day
but not to exceed the following monthly contributions:
     Effective 6/1/02 through 5/31/03     $447.72 per month
     Contributions shall be made in accordance with the standards set by the Fund, and shall not exceed the above rates. The Employer shall receive a credit from the Fund for excess contributions made from June, 2002, to the date this Agreement was executed. The Employer shall be entitled to any credits in the future, if in the preceding year the Employer contributions exceeded the costs of the benefits for participants in the Fund.
     For purposes of this Section, a minimum work call worked or a minimum of two performances worked, unless only one performance was scheduled, or one performance was cancelled, shall constitute one day’s work. However, the Employer shall not be required to make a contribution on behalf of any regular relief, temporary or extra employee who is also working as a regular full-time employee for another Employer who is a participant in the Trust.
     It shall be the responsibility of the job steward to ascertain and advise the Employer as to whether any regular relief, temporary or extra employee is also working as a regular full-time employee for any other Employer who is a participant in the Trust.

     9.04. Extension of Benefits. The Employer agrees to extend Health and Welfare contributions for all regular employees who are on vacation status, as provided in Section 8.02 herein, and to any regular employees who are on medical leave of absence because of an on-the- job injury for a period not to exceed two (2) calendar months from the commencement of the leave.
     9.05. Reporting. The Employer will provide copies to the Union of the monthly reports of contributions which it submits to the provider of Health and Welfare Insurance and will designate therein which employees are regular full-time employees.
     9.06. Local Plan Option. Notwithstanding any other provisions in this Article, the Employer agrees that, at the request of the Union, the parties will establish a Taft-Hartley Trust to provide Health and Welfare Insurance for the employees represented by the Union. The Trust will devise the plan including the method of providing benefits. The Employer agrees to make all contributions set forth above into this new Trust Fund and further agrees that the Union may divert wages into contributions in order to maintain or increase benefits. The Union expressly understands that no additional contributions in excess of those set forth above shall be required by the Employer during the term of this Agreement. The Trust shall be designed so as to allow contributions from any Employer that is signatory to the Union. The parties expressly agree that should a dispute concerning the creation of the Trust document and Trust plan arise, the dispute shall be referred to the parties’ respective legal counsel with the mandate to resolve the dispute expeditiously.
     9.07. Federal or State Health Plan. In the event that a Federal or State health plan is enacted providing benefits similar in nature to those provided pursuant to this Agreement, the Employer and the Union will meet for the purpose of deciding the impact, if any, of such legislation on the provisions of health and welfare benefits. In no event shall the Employer be required to pay a sum exceeding that set forth in this Agreement for the provision of health and welfare benefits, regardless of the source.
ARTICLE 10
Trust Funds
     10.01. Pension, Training and Disability Trusts. The Employer agrees to accept and be bound by the provisions of the Agreement and Declaration of Trust establishing the Nevada Resort Association — I.A.T.S.E. Local 720 Pension Trust, Apprentice and Journeyman Training and Education Trust, and Disability Trust, and further agrees that the Employer Trustees of said Trusts, and their successors in trust, are and shall be its representative and consents to be bound by the rules and regulations established, or as may be established, by the trustees of such Trust.
     10.02. Effective with the payment due for June, 2002, the Employer shall remit to the several trust funds nine percent (9%) of gross wages earned by or paid to employees covered hereunder during the preceding month.

     10.03 Allocation of Contributions. The total contributions shall be allocated among the several Trust Funds as follows:

6/1/02 thru	5/31/07
Pension:	8.00%
Training	.50%
Disability	.50% + $.90 per day
ARTICLE 11
Grievances and Arbitration
     11.01. Definition. For the purpose of this Agreement, a grievance is a dispute or difference of opinion between the Union and the Employer involving the meaning, interpretation, application to employees covered by this Agreement. Any violation or alleged violation of Section 12.01 or 12.03 shall not be subject to the Grievance and Arbitration Procedure.
     11.02. Time Limit for Filing Grievances.
          (a) No grievance shall be entertained or processed unless it is received in writing by either party within fifteen (15) workdays after occurrence of the event giving rise to the grievance or after the aggrieved party hereto acquires knowledge of the occurrence of such event, whichever is later. The written grievance shall set forth the provision(s) of the Agreement alleged to have been violated, and every effort will be made to set forth all of the known facts allegedly constituting the violation. At the time it submits a grievance to the Employer, the Union shall furnish the Employer with copies of any written statements, reports or documents relied on by the Union or the grievant to support the grievance (but not including the employee’s written grievance submitted to the Union). Anything herein to the contrary notwithstanding, it is understood and agreed that the Union shall have the right to grieve live warning notices at the time of subsequent discharge or suspension unless the case involves witnesses. At the time the warning notice is issued, the Employer shall indicate on the notices whether witnesses are involved.
          (b) As used in the Article, the term “workdays” means the days Monday through Friday, inclusive.
     11.03. Procedure for Adjusting Grievances. All grievances shall be adjusted exclusively in the following manner:
1. BOARD OF ADJUSTMENT. Any unresolved grievances shall be reduced to writing and scheduled for hearing by a Board of Adjustment within fifteen (15) calendar days of the filing of the grievance. The Board of Adjustment shall be comprised of not more than three (3) representatives of the Employer and three (3) representatives of the Union. For the purpose of attempting to resolve grievances prior to arbitration, the parties, at any meeting prior to the Board of Adjustment hearing and at that hearing, shall make full disclosure to each other of all facts and evidence then known to them which bear on the grievance.
     2. ARBITRATION
          (a) Expedited Arbitration: A grievance regarding the discharge of an employee(s) not resolved by the Board of Adjustment may be referred to expedited arbitration by written notice from the party who filed the grievance, within fifteen (15) calendar days of the Board of Adjustment. All other (non-discharge) unresolved grievances may be referred to expedited arbitration within the same time period, upon mutual agreement of the parties. An arbitration board shall be convened composed of two (2) management representatives selected by the Employer from other hotels, and two (2) representatives selected by the Union excluding the Head of Department directly involved. The Board shall convene within fifteen (15) calendar days of agreement to utilize this process. The Board shall hear the evidence presented by the parties without assistance of legal counsel and shall make a determination immediately upon the conclusion of the hearing. Any decision reached shall be by majority vote by secret ballot, and shall be final and binding on all parties of this Agreement, including the Union, the Employer and the aggrieved employee(s), and shall not constitute a precedent not be cited in any other legal or arbitration proceeding. Each party will bear their own costs and will share equally the fees and expenses of the arbitration. In the event a majority decision is not reached, or if, regarding non-discharge grievances, the parties do not mutually agree to expedited arbitration, the matter may be referred by the party filing the grievance to formal arbitration procedures set forth in paragraph (b). Such referral shall be made within fifteen (15) calendar days of either the failure to reach a majority decision or the parties’ inability to agree to expedited arbitration, as applicable.
          (b) Formal Arbitration: Representatives of the Employer and the Union may agree to select an arbitrator, but if they are unable to do so, the arbitrator shall be chosen from a panel, received from the Federal Mediation and Conciliation Service (“FMCS”), of arbitrators who are members of the National Academy of Arbitrators and who reside in California or Nevada. No arbitrator shall be chosen to serve in two (2) consecutive arbitrations for the same hotel, unless by mutual consent of the parties. The arbitrator shall be notified in writing of his/her selection, and shall have no authority, jurisdiction or power to amend, modify, nullify or add to the provisions of this Agreement. No evidence shall be introduced as to the withdrawal, during negotiations, of a proposal to change the Agreement. The award of the arbitrator shall be final and binding on the Employer, the Union and the employee(s) involved. Except in discharge cases, the expenses and fees of the arbitrator shall be shared equally by the Employer and the Union. In discharge cases, the expenses and fees of the arbitrator, and of the court reporter, if any, shall be paid by the party losing the arbitration. Where, in a discharge case, reinstatement is ordered by an arbitrator with less than full back pay, the costs of arbitration shall be divided evenly between the parties.
     11.04. A matter may be grieved and the Arbitrator shall have the right to rule on any grievance within the scope of Section 11.01, even if the grievance is filed after the termination of this Agreement. However, a matter may not be grieved and the Arbitrator shall not have the authority to rule on any matter, whether or not it meets the definition of a grievance under Section 11.01, which is based on events which occur after the termination date of this Agreement.
     11.05. In an arbitration hearing, neither the Union nor the Employer shall be permitted to submit any evidence which was known to the offering party at the time of the grievance hearing but was not presented at the Board of Adjustment hearing. Nothing contained herein shall preclude the Employer or the Union from presenting testimony at any arbitration hearing from a customer or a guest or any other person who was not readily available at the time of the Board of Adjustment hearing.
     11.06. The Arbitrator shall base his/her ruling on a preponderance of the evidence. The Arbitrator shall have no authority in any case, regardless of the issue, to modify the standard of proof required to anything other than a preponderance of the evidence.
ARTICLE 12
No Strikes — No Lockouts
     12.01. No Strikes. During the term of this Agreement, neither the Union collectively nor employees individually will engage in any work stoppages, picketing, sympathy strikes or any other form of economic action or interference with the Employer’s business, except as authorized in Sections 12.03 and 12.04.
     12.02. No lockouts. During the term of this Agreement, the Employer will not lock out any of the employees in the bargaining unit covered by this Agreement, except where the employees have the right to refuse to cross the picket line under Section 12.03.
     12.03. Picket Lines. Refusal of an employee to cross a bona fide picket line sanctioned and approved by the International Alliance of Theatrical Stage Employees and Moving Picture Technicians of the United States and Canada, Local 720, Las Vegas, Nevada, shall not be construed to be a breach of this Agreement; provided that the foregoing provisions of this section shall not be applicable with respect to:
          (a) any picket line established for organizational or recognitional purposes, or any picket line, economic or otherwise, of any union which as of the effective date of this Agreement does not have in effect a collective bargaining agreement with the Employer or with the Nevada Resort Association, to which the Employer is bound.
          (b) any picket line established as a result of a labor dispute between an Employer other than the Employer party hereto and a union other than a Union party hereto.
          (c) any picket line established as a result of a labor dispute between the Employer a party hereto and a union which currently has a collective bargaining agreement with the Employer or the Nevada Resort Association to which the Employer is bound, unless and until such picketing has been in effect on a continuing basis, twenty-four (24) hours a day for ninety (90) days.
     12.04. Arbitration Awards. In the event the Employer fails to comply with an Arbitration Award and does not either seek judicial review of the Award within the period of time required by law to obtain such review or comply with the Award within such time period, the Union shall have the right to strike. In the event of a monetary Award by an arbitrator, the appropriate sum of money shall be placed in an escrow bank account, paying interest at not less than the rate provided by Nevada law on judgments obtained under Nevada law. In the event the Award is sustained by the court said interest shall be distributed to the appropriate employees on a pro rata basis.
ARTICLE 13
Employer’s Rights
     13.01. The right to manage the business, including all matters not covered by this Agreement, as well as the right to hire and fire employees, to determine the suitability and competence of all applicants and employees, to prescribe the duties and employees, to assign them to work as needed, to direct the working force, to determine the number of employees to be employed, to determine when a lack of work and the right to determine the means, methods and schedules of installations, operations and maintenance are reserved to the Employer, except as such rights may be contrary to the terms and conditions of this Agreement.
     13.02. Rules and Posting. The Employer may establish and enforce reasonable rules governing the conduct of employees in the bargaining unit, provided that such rules do not conflict with the provisions of this Agreement. It will be the responsibility of the Employer to post and maintain a notice of such rules in a place where all employees affected will have an opportunity to become familiar with them and furnish the Union with a copy thereof.
     Before any new rules governing the conduct of employees are implemented hereafter, the Employer will furnish the Union with a copy of the proposed new rules and provide the Union with an opportunity to discuss them with the Employer’s designated representative.
ARTICLE 14
Definitions and Termination of Employment
     14.01. Definitions.
          (a) Regular Employee. A Regular Employee is any employee who has completed the probationary period and who is hired as a member of the regular house crew, or who is hired on an indefinite basis, and who is not a regular relief, extra or temporary employee as defined in Subsections 14.01 (b), (c) and (d) below.

          (b) Regular Relief Employee. A Regular Relief Employee is any employee who is hired as relief for members of the regular house crew, who is regularly scheduled to work less than a full workweek, and who has completed the probationary period.
          (c) Extra Employee. An Extra Employee is an employee who is hired for a specific period of time not to exceed the run of the show, or forty-five (45) days, whichever is less, and is so informed at the time of hire.
          (d) Temporary Employee. A Temporary Employee is an employee who is hired to temporarily replace a member of the regular house crew or who is called in to perform hourly work on a temporary basis.
          (e) Probationary Period. A regular or regular relief employee will be considered a probationary employee until he/she has completed forty (40) days of work after his/her most recent date of hire by the Employer. A probationary employee may be terminated at the discretion of the Employer, and such termination shall not be the subject to the grievance and arbitration provisions of this Agreement. The above probationary period may be extended by mutual agreement of the Employer and the Union.
     14.02. (a) No regular or regular relief employee, after having completed the probationary period, shall be discharged or otherwise disciplined except for just cause. Prior to discharge for reasons other than dishonesty, willful misconduct, drunkenness, drinking on duty, insubordination, neglect of duty, gross negligence, illegal possession and/or use of drugs, participation in a proven deliberate slowdown, work stoppage or strike in violation of this Agreement, failure to report to work without just cause, or walking off the job during a shift, such ah employee must be given a written warning and a reasonable opportunity to correct the deficiency. Upon the discharge or suspension of any employee for reasons other than dishonesty, the reason therefore shall be given to the employee in writing, and a legible copy thereof shall be mailed or given to the Union within seventy-two (72) hours after the discharge or suspension. When an employee is discharged or suspended for willful misconduct, the notice shall contain the specific conduct or offense deemed by the Employer to constitute willful misconduct. Upon the request of the Union, legible copies of all documents relied upon by the Employer in making the discharge or suspension, including copies of any written complaints or reports concerning the employee (regardless of the source), shall be furnished to the Union within three (3) working days after such request. The names and addresses of customers who make written complaints against an employee shall be furnished to the Union on request if such are relied upon by the Employer as the basis for discharge or suspension of the employee. An employee may not be discharged solely on the basis of verbal complaints by customers. The Union shall furnish the Employer with copies of its inquiry to guests and of the guests’ responses to any Union inquiry within seventy-two (72) hours of receipt. Copies of videotapes shall also be provided upon request, provided the Employer has the copying capability and the Union pays the reasonable costs for furnishing the copy.
          (b) Time of Discharge. Except as provided in Section 14.01(a), no employee shall be discharged on his/her day off or while on vacation or leave of absence.

          (c) Warning Notices. Warning notices issued to employees must specify the events or actions for which the warning is issued. Warning notices shall be issued to employees as soon as possible after the Employer is aware of the event or action for which the warning notice is issued and has a reasonable period of time to investigate the matter, but in any event, warning notices shall be issued to employees only at the end of a shift. A legible copy of any written warning notices issued to employees shall be mailed or given to the Union within seventy-two (72) hours after its issuance by the Employer. Upon request by the Union, legible copies of all documents relied upon by the Employer in issuing the warning notice, including copies of any written complaints against an employee shall be furnished to the Union on request if such are relied on by the Employer as a basis for the warning notice. An employee may not be issued a warning notice solely on the basis of verbal complaints by customers. Warning notices, written customer complaints, and all other reports concerning the conduct of an employee shall become null and void one (1) year after the date of issuance and may not thereafter be used as a basis for or in support of any subsequent discharge or disciplinary action.
          (d) Disciplinary Suspension. No employee shall be suspended or laid off or have his/her shift or days off changed for discriminatory reasons, or for disciplinary purposes unless a prior written warning has been given the employee except where the suspension is for one of the enumerated causes for discharge. All suspensions shall be for reasonable periods under the circumstances of each case. An employee may not be given a disciplinary suspension solely on the basis of verbal complaints by customers. Suspensions shall become null and void one (1) year after the day of issuance and may not thereafter be used as a basis for in support of any subsequent discharge or disciplinary action.
          (e) Substance Abuse Policy. Where there is reasonable cause to believe that an employee is under the influence of alcohol or a controlled substance, the employee, after being notified of the contents of this subsection, must consent to an immediate physical examination at an independent medical facility, or suffer the penalty of discharge.
     The Employer shall pay for the cost of the examination, and the employee shall be paid for all time required for the examination. A blood alcohol level of the Nevada legal limit provides an absolute presumption that an employee is under the influence of alcohol. A positive reading on a GC/MS test provides an absolute presumption that an employee is under the influence of a controlled substance. A copy of the agreed upon GC/MS testing levels is attached hereto as Exhibit I.

     14.03. Layoffs Due to Reduction in Force.
          (a) In those instances where the Employer temporarily curtails its entertainment operations for such reasons as a winter shutdown, show changes or remodeling, the Employer shall lay off its employees, according to the following procedure.
     The Employer shall give fourteen (14) days advance written notice to the Union and to all employees involved in such curtailment of operations. The written notice to the Union shall also specify which, if any, of the employees are to be assigned hourly work on a work call basis and when the Employer expects to resume normal operations.
     The provisions of Article 5.09 shall not be applicable with respect to the week in which the layoff occurs, provided that the above procedure has been followed.
     The Employer agrees that employees on layoff shall be recalled to work, as needed, in the order of their seniority, except that the right of any employee to be recalled under this section shall expire six (6) months from the effective date of his layoff.
          (b) In case of a reduction in force in a particular department, temporary and extra employees in that department shall be laid off before laying off members of the regular house crew.
     14.04. Reduction in Size of Crews. The Employer shall have the right to make adjustments in the number of employees assigned to the various departments which make up the house crews needed for any show or presentation within ninety (90) days after the opening date of such show or presentation. All employees assigned to such show or presentation at the end of such ninety (90) day period shall be deemed to be the number of regular employees required to perform the work necessary in order properly to present the show or presentation during its run, except as follows:
          (a) The Employer may reduce the size of any crew after the ninety (90) day period referred to above on the date which falls each six (6) months thereafter, throughout the life of this agreement, notwithstanding any other provisions of this Agreement.
          (b) The Employer may reduce the size of any crew at any time, provided that such reduction is predicted upon the removal from the show, or substantial modification of equipment, scenery, props or cues that regular employees were required to operate, handle or perform, notwithstanding any other provision of this Agreement.
     14.05. Seniority. The Employer recognizes the principle of seniority which, for the purposes of this Agreement, is defined to mean that members of the regular house crew, including regular relief employees, entitled to the weekly guarantee who have the longest continuous time of service with the Employer in the classification, branch or specialty of the trade in which he is employed, shall have preference for retaining employment in case of a curtailment of operations, subject to the Employer’s judgment as to the qualifications of the employees involved; provided that such judgment shall be exercised fairly and in good faith.
     14.06. Calculation of Continuous Service. There shall be no deduction from continuous service for absences due to the following causes or circumstances:
(1) Absence not exceeding the period of an authorized leave of absence.
(2) Absence, not exceeding six (6) months’ duration, due to illness or injury, whether or not compensable under the provisions of the State Industrial Insurance Act.
ARTICLE 15
Meal Periods
     15.01. Employees in the bargaining unit shall not be required to work more than five (5) hours without being allowed a meal period of at least one-half (1/2) hour, which meal period shall not be considered as time worked and shall not be paid for by the Employer. Time off between shows shall be deemed to constitute a meal period for the purpose of this Section.
     Meal periods shall not exceed one (1) hour in duration and may not be granted sooner than two (2) hours after the employee begins work. Subsequent meal periods shall be called not less frequently than every five (5) hours and not more frequently than every three (3) hours after the completion of the first meal period of the day. Meal periods may be staggered among members of the crew. A meal period immediately following the strike time after the second show, as provided in Section 5.11(b), shall constitute an appropriate meal period.
     Employees who are called into work for an eight (8) hour shift shall be granted two (2) ten (10) minute rest periods. The first of such rest periods shall be granted within the first four (4) hours of work and the second of such rest period shall be granted within the last four (4) hours of work.
     15.02. Penalties for Failure to Provide. In the event that an employee is not provided with a meal period, as provided in Section 15.01, he shall be paid at the rate of double (2X) the regular, straight-tune hourly rate for the meal period omitted, and if a meal period is not provided after six (6) consecutive hours of work, the employee involved shall be paid at the rate of time and one-half (1 1/2X) his appropriate rate of pay for all work performed after six (6) consecutive hours until a meal period is provided. Notwithstanding anything herein to the contrary, the one and one-half (1 1/2) penalty shall not pyramid on the time-off period seventh (7th) day rate of pay.
     15.03. Continuation of Present Practice. If, prior to April 1, 1984, the Employer was furnishing meals to employees free of charge, or at a discount, it will continue to do so during the term of this Agreement.

ARTICLE 16
Tools — Transportation — Clothing
     16.01. Tools. Stage employees shall be required to furnish those small hand tools which are customarily used to perform the work involved. Wardrobe employees shall be required to furnish those small hand tools which customarily used to perform the work involved, namely: thimble, small package of needles, measuring tape, scissors, needle-nose pliers and small wirecutter. The Employer shall either furnish all power or special tools or make mutually satisfactory financial arrangements with employees to compensate them for the use of such tools furnished by them.
     16.02. Transportation. Employees who, at the request of the Employer, use or furnish personal vehicles for the convenience of the Employer shall be compensated for the use of such vehicles at the rate of twenty-nine cents ($.29) per mile. Employees shall also be compensated at the appropriate hourly rate for all time involved in pick-ups and deliveries with a minimum of one-half (1/2) hour.
     The provisions of Sections 16.01 and 16.02 shall not be construed as requiring any employee to furnish special tools or vehicles for the convenience of the Employer as a condition of employment.
     16.03. Required Clothing. All employees (including wardrobe employees and employees dispatched from the Union hall) shall wear appropriate and professional attire. Upon the Employer’s request, stage employees (including employees dispatched from the Union hall) shall wear clothing as specified by the Employer which may include blackouts, business-collared shirts, and/or ties. It is understood and agreed that employees in the wardrobe bargaining unit may wear gum or rubber-soled shoes while working, subject to the Employer’s prior determination that the particular shoes an employee intends to wear provide adequate protection against potential work-related hazards.
     If the Employer voluntarily chooses to provide employees with clothing, employees who are issued such clothing shall reimburse the Employer for such clothing which is lost or stolen if the employee has been directed to place such clothing in a secure location, or if the employee has been allowed to take the clothing from the hotel premises. The amounts of any such reimbursement shall not exceed the Employer’s actual cost of replacing the clothing, and may thereafter be deducted from the employee’s paycheck.
ARTICLE 17
Filming and Video Recording
     17.01. The traveling crews brought in to work in conjunction with such motion picture, filming or video-taping may exercise their normal functions and perform such work as may be required in the operation and maintenance of their Employer’s equipment and shall work in conjunction with such members of the regular house crew as are necessary to integrate their equipment and operations with those of the Employer.
     Where, such crews are utilized, the Employer shall not be required to maintain a duplicate number of employees, but there shall be no displacement of bargaining unit employees.
ARTICLE 18
Work Preservation
     18.01. It is recognized that the Employer and the Union have a common interest in protecting work opportunities for all employees covered by this Agreement. Therefore, the jurisdiction of IATSE as set forth under the collective bargaining agreement, shall be limited to those operations directly operated by the Employer, and no work currently or in the past performed by employees covered by this Agreement while employed by the Employer shall be performed only when the Employer shall at all times hold and exercise full control of the terms and conditions of employment of all such employees pursuant to the terms of this Agreement, including, but not limited to, existing Showrooms, Theaters, Lounges or Convention areas.
     18.02. The parties further agree that Section 18.01 above shall apply throughout the premises of the Employer, including any additions or renovations to the premises which may take place during the term of this contract in which the Employer’s employees perform said work and where said employees are on the Employer’s payroll as employees and are paid directly by the Employer.
     18.03. The parties agree that this Article 18 shall not apply to a commercial customer who employs personnel to perform work customarily performed by employees covered by this Agreement, when such work is related exclusively to the commercial customer’s equipment, and such work is performed by regular members of the commercial customer’s organization. For purposes of this Section, the term “commercial customer’s equipment” shall be deemed to include equipment which is leased or rented by the commercial customer. The parties further agree that this Section 18.06 shall be interpreted consistent with the settlement in National Labor Relations Board Case 28-CE-43.
ARTICLE 19
Leaves of Absence
     19.01. Leaves of Absence, without pay, not exceeding six (6) months, shall be granted for reasons of bona fide illness or injury. Any employee absent six (6) or more days, due to illness or injury, whether or not compensable under the terms of the State Industrial Insurance Act, shall upon request, present a release from his treating physician stating that he is physically able to perform the duties of his former position or the one to which he may be assigned by his Employer.

     Leaves of Absence, without pay, not exceeding six (6) months, may be granted by the Employer at its discretion for other reasons, the duration of which shall be mutually agreed upon by the Employer and the employee. If it is established that an employee on a Leave of Absence has accepted gainful employment during such leave without his Employer’s written permission, he may be terminated without notice. All Leaves of Absence shall be in writing with a copy to the Union.
     Employees on a Leave of Absence may be reinstated in their employment without regard to the procedures established under Article 4 of this Agreement. Regular employees reinstated in their employment after a Leave of Absence will be regarded as retaining their regular employee status.
     19.02. Subject to the provisions of this Article, Leaves of Absence shall not operate to break an employee’s continuity of service for seniority purposes.
ARTICLE 20
Payment of Wages
     20.01. Except as provided in Section 20.02, payment for regular and extra time shall be made within three (3) days following the end of the appropriate pay period in which the work was performed. Employees who quit or are discharged shall be paid in full not later than during the next business day of the payroll office.
     20.02. Upon giving the employee and the Union thirty (30) days’ notice of its intent to do so, the Employer may elect to pay the members of the regular house crew on a bi-weekly or semi- monthly basis, or the Employer may elect that payment for regular and extra time shall be made within eight (8) days following the end of the appropriate pay period in which the work was performed. Regular relief employees who work less than five (5) days per week for the same Employer and extra employees shall be paid on the same basis as the regular house crew; provided, however, that in the event an extra employee demonstrates extreme hardship to the Union steward, the Employer will provide his paycheck within forty-eight (48) hours of the request from the steward (seventy-two (72) if the weekend intervenes). The Employer will provide all non-hardship paychecks for relief and extra employees to the Union Steward for distribution to the employees at the Union hall.
     20.03. If the Employer becomes delinquent in payment of wages or is operating in receivership by a Board of Trade or Creditor’s Committee, or in the case of liquidation or bankruptcy, all wages accrued become due and must be paid at once.

ARTICLE 21
Safety
     21.01. The Employer will comply with all safety standards required by the State Industrial Insurance System and the Occupational Safety and Health Act insofar as such standards are applicable to the employees covered by this Agreement and will not require an employee to work under hazardous conditions without providing such safeguards as are consistent with established safety practices.
     21.02. Employees are required to comply with all safety policies and practices established by the Employer and to cooperate with the Employer in the enforcement of safety measures.
     21.03. The Employer shall provide individual compartments for wardrobe employees who are members of the regular house crew, or their replacements, for the purpose of storing their handbags or purses while at work. The wardrobe employees shall be responsible for providing their own locks for such compartments.
ARTICLE 22
Equal Opportunity
     22.01. The Employer and the Union agree that, in accordance with applicable laws, neither of them will discriminate against any employee or applicant for employment on the basis of race, religion, age, color, sex, national origin, ancestry or disability. This pledge of non-discrimination applies to registration, dispatchment, employment, training, compensation and all other aspects of the employment relationship covered by law and the terms of this Agreement. For the purposes of this Agreement, the masculine shall include the feminine and the feminine shall include the masculine.
ARTICLE 23
General
     23.01. No employee, who, prior to the effective date of this Agreement, was receiving wage rates in excess of those specified in Article 5 of this Agreement for the classification in which he was employed, shall suffer a reduction in wage rates through the operation of, or because of the adoption of this Agreement, except where any such excess wages were paid because of additional job duties or responsibilities which that employee is no longer required to perform. Employees who are currently being paid in excess of the wage rates herein provided shall, nevertheless, receive the wage increases uniformly applicable to other employees in the same classification.

ARTICLE 24
Union Representatives and Job Stewards
     24.01 Union Representatives. The Employer agrees that the authorized representatives of the Union shall be granted access at any reasonable time to those areas of the premises where employees represented by the Union are employed, when such visits are necessitated by matters concerning the administration of this Agreement. The Union agrees that its representatives will not interfere with the Employer’s operations or the performance of the Employee’s obligations to the Employer.
     24.02 Job Stewards. The Union may select from among the employees, Job Stewards, whose function, in addition to their normal work, shall be to report to the Business Representative of the Union, grievances or alleged infractions of this Agreement. The Union agrees to notify the Employer in writing of the employee(s) selected to serve as Job Steward(s).
ARTICLE 25
Bulletin Boards — Parking
     25.01. (a) Bulletin Boards. The Employer agrees to make a bulletin board available in an area where notices for stage employees are customarily posted for use by authorized Union representatives to keep members of the bargaining unit informed concerning Union matters. No notices shall be posted without the prior approval of the Employer’s Stage Manager, which approval shall not be withheld arbitrarily. The Employer shall have the right to remove notices which are posted without the Stage Manager’s prior approval where such approval is required. Prior approval shall not be required for notices which are limited to announcing Union meetings, elections, legal rights of employees and pending grievances and their resolutions.
          (b) Parking. If the Employer is providing parking for employees, as of the effective date of this Agreement, it shall continue to do so.
ARTICLE 26
Polygraphs
     26.01. The Employer may not, during the term of this Agreement, require any employees covered under this Agreement to submit to the use of a polygraph or lie detector as a condition of employment or for any other reasons.
ARTICLE 27
Savings Clause
     27.01. In the event any provisions of this Agreement are adjudged by a tribunal in jurisdiction to be violative of any applicable federal or state law, now or hereafter in force, such provisions shall become inoperative, but all other provisions of this Agreement shall remain in full force and effect. The parties agree to negotiate to attempt to cure such invalidity. In the event that the parties are unable to reach agreement, each of the parties agrees to submit its last, best and final proposal to final and binding arbitration. The arbitrator, who shall be selected pursuant to the provisions set forth in Article 11 of this Agreement, shall select the last, best and final proposal of either the Employer or the Union to be included in this Agreement, following a hearing on the matter. The arbitrator shall not have the authority to modify, alter, amend, supplement, add to or delete from either party’s last, best and final proposal. The proposal selected by the arbitrator shall become part of this Agreement as of the date of the arbitrator’s decision.

ARTICLE 28
Term of the Agreement
     28.01. Except as otherwise provided for herein, this Agreement shall become effective on the 1st day of June, 2002, and shall continue in full force and effect to and including May 31, 2007, and from year to year thereafter, unless either party hereto shall notify the other, in writing, by certified mail, not less than sixty (60) days prior to May 31, 2007, or sixty (60) days prior to May 31, of any succeeding year of a desire to terminate, modify or amend this Agreement.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO		INTERNATIONAL ALLIANCE OF THEATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible	By:	/s/ Illegible

	Its: Authorized Representative		Dennis Brook
Its: Co-Trustee

For IATSE

		By:	/s/ Illegible

Robert Trombetta
Its: Co-Trustee

#1
MEMORANDUM OF AGREEMENT
RE: SECTION 5.03
     During the negotiations over the terms to be incorporated into the new Labor Agreement, dated June 2, 1989, an understanding was reached with respect to the fourth (4th) paragraph of Section 5.03 which reads:
“Lounge stage conditions shall be applicable to main rooms in those situations where the entertainment policy involves the presentation of sets as opposed to shows.”
The specific understanding was as follows:
     1. In the event that the Employer converts from a show policy to a lounge policy in his main room operation and such conversion involves a reduction in force, reduction shall be administered consistent with the provisions of Section 14.04 and 14.05 hereof.
     2. Further, any employee retained who, prior to the conversion, was classified and paid as Head of Department shall retain his position and shall be paid the hourly rate of pay appropriate to that position.
     3. Finally, it was agreed that if the Employer reverts to a show policy in the main room, the performance rates of pay and conditions applicable to such operations shall become effective immediately.
     DATED this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO		INTERNATIONAL ALLIANCE OF THEATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible	By :	/s/ Illegible

	Its: Authorized Representative		Dennis Brook Its: Co-Trustee

For IATSE

		By :	/s/ Illegible

Robert Trombetta Its: Co-Trustee

#2
MEMORANDUM OF AGREEMENT
RE: SECTION 5.12
     During the negotiations over the terms to be incorporated in the new Labor Agreement negotiated in June, 1989 an understanding was reached with respect to Section 5.12 which reads:
“No call for men shall be required where nothing more than the initial turning on and final turning off of lights, sound or stage equipment is necessary, subject to the under-standing that Heads of Departments directly involved shall be advised of all matters affecting stage production which involves them and their departments.”
In recognition of the fact that the existing practice as of February 29, 1976 varied from one establishment to the other the specific understanding was as follows:
     1. The Union shall permit the Employer to continue its existing practice as of February 29, 1976 of permitting a performer or musician, while on stage as an integral part of the act or musical presentation, to operate fixed lighting and sound equipment in lounges.
     2. It is expressly understood that this letter is limited to the type and extent of such equipment operated as of February 29, 1976 in the Employer’s establishment.
     3. In no event shall an existing bargaining unit position be eliminated as a result of this letter of understanding.
     4. In the event any person other than a performer or musician, while on stage as an integral part of the act or musical presentation, is needed to operate such equipment, a bargaining unit employee shall be assigned such work.

     5. In the event the Employer does not have an existing practice as set forth in paragraph 1 above, the existing practice for the Employer shall be determined on the basis of the existing practice as of February 29, 1976 among a majority of other hotels with whom the Union had a collective bargaining agreement.
     DATED this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO	INTERNATIONAL ALLIANCE OF THEATRICAL STAGE
EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS
AND ALLIED CRAFTS OF THE UNITED STATES ITS
TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL
720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible	By :	/s/ Illegible

	Its: Authorized Representative		Dennis Brook Its: Co-Trustee

For IATSE

		By :	/s/ Illegible

Robert Trombetta Its: Co-Trustee

#3
MEMORANDUM OF AGREEMENT
RE: ARTICLE 4
     During the negotiations over the terms to be incorporated in the new Labor Agreement, the following understanding was reached with respect to Article 4:
     It is understood and agreed that the Immigration Reform and Control Act (1-9) standards requires prospective employees to possess proper documentation that enables the prospective employee to work in the United States. To that end, the Employer may send home any applicant, without pay, who cannot comply with required documentation.
     Further, Nevada Revised Statutes 179A requires written authorization from an employee or prospective employee in order for the Employer to conduct a criminal background investigation. To that end, the Union will not object to the Employer requesting an employee or prospective employee to sign such an authorization form that is identical to the form currently approved by Culinary Local 226.
     DATED this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO	INTERNATIONAL ALLIANCE OF THEATRICAL STAGE
EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS
AND ALLIED CRAFTS OF THE UNITED STATES ITS
TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL
720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible	By :	/s/ Illegible

	Its: Authorized Representative		Dennis Brook Its: Co-Trustee

For IATSE

		By :	/s/ Illegible

Robert Trombetta Its: Co-Trustee

#4
MEMORANDUM OF AGREEMENT
RE: AFTERNOON VENUES
     During the negotiations over terms to be incorporated in the new Labor Agreement, the following understanding was reached between the Union and the Tropicana Resort and Casino with respect to afternoon venues.
     It was agreed that:
          (a) In the event the Employer decides to add a secondary afternoon entertainment venue, operated by the Employer or a lessee, the Employer may do so at a reduced eight (8) show guarantee. A new eight (8) show wage scale shall be created, and shall be eighty percent (80%) of the agreed upon ten (10) show wage scale.
          (b) Such afternoon venues must commence no earlier than 10:00 a.m., and no later than 4:00 p.m. However, the Employer may present its “afternoon” entertainment for two performances, one evening per week. On that one evening the performances may commence after 4:00 p.m.
          (c) Such afternoon venues must be held on no more than six (6) afternoons per week.
          (d) Where an afternoon venue has already been created, employees currently working on that show are receiving a ten (10) show guarantee, and will continue to do so until ratification of the Master Labor Agreement, or August 1, 1994, whichever is later, at which point, such employees will be reduced to an eight (8) show guarantee. Employees who are hired to work the afternoon venue after August 1, 1994 shall only receive an eight (8) show guarantee.

          (e) Employees on the regular house crew may, at their option, request to work on the afternoon show. The Employer shall have sole discretion to grant or deny such request. The Employer shall not require such employees to work an afternoon venue.
     DATED this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO		INTERNATIONAL ALLIANCE OF THEATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible Its: Authorized Representative	By:	/s/ Illegible Dennis Brook
Its: Co-Trustee

For IATSE

		By:	/s/ Illegible Robert Trombetta
Its: Co-Trustee

#5
MEMORANDUM OF AGREEMENT
RE: MINIMUM CALLS, PSCA RATES, AND JOB STEWARDS
     During the negotiations over terms to be incorporated in the new Labor Agreement, the following understanding was reached between the Union and the Tropicana Resort and Casino with respect to the following:
     1. All call-outs at the Employer’s facility will be subject to no more than a two (2) hour minimum, regardless of whether the Employer or its lessee or commercial customer is the employer of the subject employees and who requested such call-out.
     2. All hourly rates contained in the PSCA agreement, which expired on August 31, 1994, for classifications not specified in the Master Labor Agreement and for work outside the Master Labor Agreement shall apply to the Employer, its lessee or commercial customer when such work is performed by Union personnel at the Employer’s facility. The rates in the PSCA agreement shall increase at the time any new increases take effect in the Master Labor Agreement, and shall increase in the same increments.
     3. The Employer shall not be required to assign a job steward to a job at a department head hourly rate to perform payroll functions when a department head is present.
     DATED this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO		INTERNATIONAL ALLIANCE OF THEATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible Its: Authorized Representative	By:	/s/ Illegible Dennis Brook
Its: Co-Trustee

For IATSE

		By:	/s/ Illegible Robert Trombetta
Its: Co-Trustee

#6
MEMORANDUM OF AGREEMENT
RE: TELEVISION WORK
     During the negotiations over terms to be incorporated in the new Labor Agreement, the following understanding was reached between the Union and the Tropicana Resort and Casino with respect to the following:
     1. Industrial television work is within the Union’s work jurisdiction.
     2. Industrial television work shall be defined as (a) producing and/or recording a video product, which is utilized exclusively in the greater Las Vegas Valley market, commercially or otherwise, (b) video electronic work is performed in connection with developing educational and/or instructional products, or (c) the product is for the private use of individual groups or associations, and (d) which is work that does not fall under the criteria set out for determining “Broadcast” television work, i.e., when the job requires work to be performed which will result in a product of a kind, that is produced for or by a network, a cable television company, satellite transmission (excluding video conferencing), syndication, or mass production for markets outside the greater Las Vegas Valley, and Telethons.
     Television work, as defined above in (a), (b), or (c), shall not be considered to be industrial television work if (1) it is “in-house” work performed for an “in-house” purpose, or (2) it is non-commercial video or recording performed by the industrial client for an “in-house” purpose.
     3. When such work is performed on the property of the Employer, the hourly rates set forth in the Master Labor Agreement shall apply, unless the rates set forth in the PSCA agreement are less. The parties recognize that the following wage rates are the hourly wage rates that appear in the PSCA agreement that expired on August 31, 1994, for the following industrial television classifications:

	Industrial Rate
Job Classification	2002-2003	2003-2004	2004-2005	2005-2006	2006-2007
Technical Director	26.78	27.58	28.41	29.66	30.14
Video Control	26.45	27.25	28.06	28.91	29.77
TV Audio Technician (A-l)	27.28	28.09	28.94	29.81	30.70
Slow Motion Machine Operator/ Video Tape Editor	24.48	25.22	25.98	26.76	27.56
TV Electronic Camera Operator	24.48	25.22	25.98	26.76	27.56
Hand-Held Camera Operator/ Beta Cam	26.48	27.28	28.10	28.94	29.81
Assistant TV Audio Technician (A-2)	24.48	25.22	25.98	26.76	27.56

	Industrial Rate
Job Classification	2002-2003	2003-2004	2004-2005	2005-2006	2006-2007
TV Sound Boom Operator	24.48	25.22	25.98	26.76	27.56
Video Recording Machine Operator	24.48	25.22	25.98	26.76	27.56
Character Generator Operator	24.48	25.22	25.98	26.76	27.56
Audio/Visual Utility Person	22.60	23.28	23.98	24.97	25.44
Crane Operator	24.48	25.22	25.98	26.76	27.56
     These rates shall increase at the time any new increases take effect in the Master Labor Agreement, and shall increase in the same increments.
     4. If a commercial customer or lessee informs the Employer of its needs for “Broadcast” television work, the Employer will provide the commercial customer or lessee with a list of vendors that provide such work and with whom the Union has an agreement. Nothing herein requires such commercial customer or lessee to use a vendor from that list.
     DATED this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO		INTERNATIONAL ALLIANCE OF THE ATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible Its: Authorized Representative	By:	/s/ Illegible Dennis Brook
Its: Co-Trustee

For IATSE

		By:	/s/ Illegible Robert Trombetta
Its: Co-Trustee

#7
MEMORANDUM OF AGREEMENT
RE: INDUSTRIAL OR COMMERCIAL WORK
     During the negotiations over terms to be incorporated in the new Labor Agreement, the following understanding was reached between the Union and the Tropicana Resort and Casino with respect to the following:
     With respect to industrial and commercial work, all hourly work performed on an employee’s sixth (6th) consecutive day of work shall be compensated for at one and one-half times (1 1/2x) the employee’s appropriate hourly rate of pay. All hourly work performed on an employee’s seventh (7th) consecutive day of work shall be compensated for at two times (2x) the employee’s appropriate hourly rate of pay. All work performed on the following legal holidays shall be compensated for at two times (2x) the appropriate rate of pay: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This Memorandum of Understanding No. 7 shall not apply to members of the Employer’s regular house crew, including regular relief, unless they are performing industrial or commercial work on behalf of a commercial customer or lessee.
     It is recognized that union members occupying the following classifications may perform industrial or commercial work from time to time at the Employer’s facility on behalf of a commercial customer or lessee. In such cases, the parties agree that the following PSCA rates from the PSCA agreement that expired on August 31, 1994, shall apply to such employees:

	Rate
Classification	2002-2003	2003-2004	2004-2005	2005-2006	2006-2007
Carloaders (hourly)	24.48	25.22	25.98	26.76	27.56
Carloaders (per car)	73.44	75.66	77.94	80.28	82.68
Gaffers	20.53	21.14	21.78	22.43	23.11
Wardrobe Attendant/ Seamstress	22.60	23.28	23.98	24.97	25.44
Hairdressers	24.48	25.22	25.98	26.76	27.56

     These rates shall increase at the time any new increases take effect in the Master Labor Agreement, and shall increase in the same increments.
     DATED this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO		INTERNATIONAL ALLIANCE OF THEATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible Its: Authorized Representative	By:	/s/ Illegible Dennis Brook
Its: Co-Trustee

For IATSE

		By:	/s/ Illegible Robert Trombetta
Its: Co-Trustee

#8
MEMORANDUM OF AGREEMENT
RE: PRE-EMPLOYMENT DRUG TESTING
     During the negotiations over terms to be incorporated in the new Labor Agreement, the following understanding was reached between the Union and the Tropicana Resort and Casino with respect to the following:
     The parties agree that it is mutually advantageous to the Employers and the employees represented by the Union to minimize the time and effort devoted to pre-employment drug testing. Therefore, the Employers and the Union shall continue to meet and negotiate concerning the establishment of a drug testing program to be administered by the IATSE Local 720 — Nevada Resort Association Training Trust, a jointly administered Taft Hartley Fund. The parties contemplate all applicants represented by Local 720 being required to be tested once or twice per year, at the employer’s expense, by a mutually agreeable independent laboratory, and being given a certificate/card showing the test results, which the employee would show at the time of applying for employment, and which would be all the employee would need to fulfill any pre-employment drug testing requirements of the Employers. The parties further contemplate that the NRA/IATSE 720 Training Trust will be charged with designing and administering such a program by entering into a contract with the laboratory, collecting an additional mutually agreeable amount from employers to pay for the testing, and paying the laboratory directly.
     DATED this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO		INTERNATIONAL ALLIANCE OF THEATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible Its: Authorized Representative	By:	/s/ Illegible Dennis Brook
Its: Co-Trustee

For IATSE

		By:	/s/ Illegible Robert Trombetta
Its: Co-Trustee

#9
MEMORANDUM OF AGREEMENT
RE: APPLICATION PROCEDURES
     During the negotiations over terms to be incorporated in the new Labor Agreement, the following understanding was reached between the Union and the Tropicana Resort and Casino with respect to the following:
     The parties agree that it is mutually advantageous to the Employers and the employees represented by the Union to minimize the time and effort devoted to application procedures. Therefore, the Employers and the Union agree to continue meeting as needed to reach agreement on a standard application questionnaire which applicants represented by Local 720 could fill out and present upon application, in lieu of separate special employment applications now used by each different employer. Presentation of such a completed questionnaire at the time of application for employment would fulfill the employer’s requirement of all applicants filling out special applications.
     DATED this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO		INTERNATIONAL ALLIANCE OF THEATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible	By:	/s/ Illegible

	Its: Authorized Representative		Dennis Brook Its: Co-Trustee

For IATSE

		By:	/s/ Illegible

Robert Trombetta Its: Co-Trustee

#10
MEMORANDUM OF AGREEMENT
RE: FAMILY AND MEDICAL LEAVE ACT
     During the negotiations over terms to be incorporated in the new Labor Agreement, the following understanding was reached between the Union and the Tropicana Resort and Casino with respect to the following:
     The parties agree that it is mutually advantageous to the Employers and the employees represented by the Union to address the implications of the Family and Medical Leave Act and related issues in the collective bargaining agreement. Therefore, the Employers and the Union agree to continue meeting as needed to reach agreement on mutually agreeable language addressing the Family and Medical Leave Act and related issues.
     DATED this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO		INTERNATIONAL ALLIANCE OF THEATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible	By :	/s/ Illegible

	Its: Authorized Representative		Dennis Brook Its: Co-Trustee

For IATSE

		By :	/s/ Illegible

Robert Trombetta Its: Co-Trustee

#11
MEMORANDUM OF AGREEMENT
RE: AUDITIONS, FASHION SHOWS, PUBLICITY OR REHEARSAL CALLS
     During the negotiations over terms to be incorporated in the new Labor Agreement, the following understanding was reached between the Union and the Tropicana Resort and Casino with respect to the following:
     On those occasions when the Employer schedules auditions, fashion shows, publicity, or rehearsal calls or commercial functions that involve the use if costumes associated with the production show or act then being presented by the Employer in his Main Showroom, Lounge or Legitimate Theater, the Employer shall call such wardrobe employees covered by this Agreement, as he deems necessary to perform the work required. Such employees shall be paid the appropriate hourly rate, whichever is applicable. The parties further recognize that the Employer shall not be required to pay wardrobe employees the industrial or commercial rate, where the wardrobe employees are being assigned by the Employer primarily for the benefit of the Employer, such as to accompany costumes.
     DATED this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO		INTERNATIONAL ALLIANCE OF THEATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible	By:	/s/ Illegible

	Its: Authorized Representative		Dennis Brook Its: Co-Trustee

For IATSE

		By:	/s/ Illegible

Robert Trombetta Its: Co-Trustee

#12
MEMORANDUM OF AGREEMENT
RE: WARDROBE HEAD OF DEPARTMENT AND STAFFING
     During the negotiations over terms to be incorporated in the new Labor Agreement, the following understanding was reached between the Union and the Tropicana Resort and Casino with respect to the following:
     Where the Employer has not done so in the past, nothing in the Master Labor Agreement shall require the Employer to employ Wardrobe Head of Department, or to compensate an employee at the Wardrobe Head of Department rate. Nothing in the Master Labor Agreement shall require the Employer to employ more than one Head of Department in the Convention Department or Laser Department, even in the absence of the Head of Department, excluding extended leaves of absence and vacations.
RE: ARTICLE 5, NOTE 4 — #l-#4
     During the negotiations, the parties agreed that when the Employer, as per Article 5, Note #4, determines the duties and/or skills of a seamer or an additional classification normally found in a Wardrobe shop is required, the following rates shall be paid subject to the conditions found in Note #4 of this Agreement:

	2002-2003	2003-2004	2004-2005	2005-2006	2006-2007
	Per Hour	Per Hour	Per Hour	Per Hour	Per Hour

Seamstress	$16.00	$16.48	$16.98	$17.49	$18.01
     DATED this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO		INTERNATIONAL ALLIANCE OF THEATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible	By:	/s/ Illegible

	Its: Authorized Representative		Dennis Brook Its: Co-Trustee

For IATSE

		By:	/s/ Illegible

Robert Trombetta Its: Co-Trustee

#13
MEMORANDUM OF AGREEMENT
RE: NEUTRALITY
     During the negotiations over terms to be incorporated in the new Labor Agreement, the following understanding was reached between the Union and the Tropicana Resort and Casino with respect to the following:
     The parties agree that at such time as the Local Joint Executive Board of Las Vegas a.k.a. Culinary Local 226 exercises its rights under its “neutrality” or “Union Again” language contained in its collective bargaining agreement with the Employer, IATSE Local 720 shall immediately have the same rights in respect to neutrality and transfers.
     DATED this 21 day of April, 2003.

For the Employer:		For the Union:

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO		INTERNATIONAL ALLIANCE OF THEATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible	By:	/s/ Illegible

	Its: Authorized Representative		Dennis Brook Its: Co-Trustee

For IATSE

		By:	/s/ Illegible

Robert Trombetta Its: Co-Trustee

#14
MEMORANDUM OF AGREEMENT
RE: LABOR MANAGEMENT COOPERATION COMMITTEE
The Union and the Employer agree that it is in the best interest of both parties and the employees covered by this contract to communicate concerning common concerns on an on-going basis, to maintain working conditions for the employees and services for the employer and its guests and clients. To better accomplish this, the parties agree that a labor management cooperation committee will be created, with three members appointed by each party, to meet on a quarterly basis, on the fifteenth of January, April, July and October, to discuss whatever topics the committee members decide upon, in an effort to mutually resolve issues before they become problems or issues of dispute between the parties.
     DATED this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO		INTERNATIONAL ALLIANCE OF THEATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible	By :	/s/ Illegible

	Its: Authorized Representative		Dennis Brook Its: Co-Trustee

For IATSE

		By:	/s/ Illegible

Robert Trombetta Its: Co-Trustee

#15
MEMORANDUM OF AGREEMENT
RE: MODIFICATION TO ARTICLE 5, SECTION 5.13 (“TIME-OFF”)
     During the negotiations over the terms to be incorporated in the new labor Agreement, the following understanding was reached:
The Employer may call an employee with split days off into work at 10:00 a.m. on the first day of the employee’s new work week for the purpose of performing necessary repairs, if the employee so consents, and pay that employee the appropriate straight-time rate of pay.
DATED this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO		INTERNATIONAL ALLIANCE OF THE ATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible	By:	/s/ Illegible

	Its: Authorized Representative		Dennis Brook
Its: Co-Trustee

For IATSE

		By:	/s/ Illegible

Robert Trombetta
Its: Co-Trustee

#16
MEMORANDUM OF AGREEMENT
RE: PROMOTIONAL EVENTS
     During the negotiations over terms to be incorporated in the new Labor Agreement, the following understanding was reached between the Union and the Tropicana Resort and Casino with respect to the following:
     For any and all promotional events held by, sponsored by and/or conducted by the Employer (hereinafter “Promotional Events”), the Employer shall not be required to use Tropicana house crew stagehands or wardrobe employees in the following situations: (1) when work that would otherwise be performed under this Agreement by the Tropicana house crew stagehands or wardrobe employees involves work relating to or covered by a warranty or guarantee; and/or (2) when work that would otherwise be performed under this Agreement by the Tropicana house crew stagehands or wardrobe attendants involves work that is customarily performed by a regular employee(s) of an outside employer as per Article 18, Section 18.02 of this Agreement. Additionally, and with respect to Promotional Events only, nothing in this Agreement shall be construed to require the Employer to use or schedule Tropicana house crew stagehands or wardrobe employees for work when such work or scheduling results in overtime and/or payment of wages at premium or penalty rates to the referenced Tropicana house crew employees under the Agreement or pursuant to the provisions of any applicable law, rule or regulation of any governmental agency having jurisdiction over the parties hereto.
DATED this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO		INTERNATIONAL ALLIANCE OF THE ATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible	By:	/s/ Illegible

	Its: Authorized Representative		Dennis Brook
Its: Co-Trustee

For IATSE

		By:	/s/ Illegible

Robert Trombetta
Its: Co-Trustee

#17
MEMORANDUM OF AGREEMENT
Re: Section 5.11(b) Rehearsals
     During the recent negotiation, the parties came to the following agreement in regard to rehearsals only. Strike and/or set-up time between shows can be used for the strike or set-up of show paraphernalia that falls within the seven and one-half (7 1/2) minutes in regard to rehearsals. If additional time is required, it shall be paid based on the five (5) minute incremental language in the contract, capped at fifteen (15) minutes. If fifteen (15) minutes is exceeded, the one (1) hour minimum call language shall be activated.
     Rehearsals that are scheduled other than between shows shall be staffed only by employees of those departments activated based on the requirements of the rehearsal. Those individuals may assist one another as necessary between departments as long as the assignment to more than one department is less than fifty percent (50%) of the individual’s total work call.
DATED this 21 day of April, 2003.

For the Employer:		For the Union:

TROPICANA RESORT AND CASINO		INTERNATIONAL ALLIANCE OF THE ATRICAL STAGE EMPLOYEES, MOVING PICTURE TECHNICIANS, ARTISTS AND ALLIED CRAFTS OF THE UNITED STATES ITS TERRITORIES AND CANADA, AND ITS TRUSTEED LOCAL 720, LAS VEGAS, NEVADA

For IATSE Local 720

By:	/s/ Illegible	By:	/s/ Illegible

	Its: Authorized Representative		Dennis Brook
Its: Co-Trustee

For IATSE

		By:	/s/ Illegible

Robert Trombetta
Its: Co-Trustee